ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$1,460,853,000 (Approximate)
Home Equity Loan Trust Series 2006-NC3

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC3 (Issuing Entity)

November 13, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

FREE WRITING PROSPECTUS DATED November 13, 2006

ACE Securities Corp.
Home Equity Loan Trust, Series 2006-NC3
$1,460,853,000 (Approximate)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S&P / Moody’s / DBRS
Offered Certificates:
A-1A	411,186,000	Float	2.45	1 - 84	0	ACT/360	December 2036	AAA / Aaa / AAA
A-1B	310,606,000	Float	2.48	1 - 84	0	ACT/360	December 2036	AAA / Aaa / AAA
A-2A	238,015,000	Float	1.00	1 - 22	0	ACT/360	December 2036	AAA / Aaa / AAA
A-2B	94,679,000	Float	2.00	22 - 28	0	ACT/360	December 2036	AAA / Aaa / AAA
A-2C	78,157,000	Float	3.00	28 - 53	0	ACT/360	December 2036	AAA / Aaa / AAA
A-2D	89,489,000	Float	6.12	53 - 84	0	ACT/360	December 2036	AAA / Aaa / AAA
M-1	49,546,000	Float	3.53	40 - 45	0	ACT/360	December 2036	AA+ / Aa1 / AA (High)
M-2	45,042,000	Float	4.93	45 - 80	0	ACT/360	December 2036	AA / Aa2 / AA
M-3	27,025,000	Float	6.97	80 - 84	0	ACT/360	December 2036	AA- / Aa3 / AA (Low)
M-4	24,773,000	Float	4.74	39 - 84	0	ACT/360	December 2036	A+ / A1 / A (High
M-5	24,022,000	Float	4.71	39 - 84	0	ACT/360	December 2036	A / A2 / A
M-6	21,770,000	Float	4.70	38 - 84	0	ACT/360	December 2036	A- / A3 / A (Low)
M-7	21,019,000	Float	4.69	38 - 84	0	ACT/360	December 2036	BBB+ / Baa1 / BBB (High)
M-8	12,011,000	Float	4.69	38 - 84	0	ACT/360	December 2036	BBB / Baa2 / BBB
M-9	13,513,000	Float	4.67	37 - 84	0	ACT/360	December 2036	BBB- / Baa3 / BBB (Low)

Total Offered	$1,460,853,000

Non-Offered Certificates
M-10	7,507,000	Float	* Not Offered *
M-11	14,263,000	Float	* Not Offered *
Total Non-Offered	$21,770,000

Total	$1,482,623,000

Pricing Speed
Fixed-Rate Mortgage Loans:	100% PPC (4% CPR growing to 23% CPR over 12 months, and 23% CPR for each month thereafter)

Adjustable-Rate Mortgage Loans:
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Certificates:
The Class A-1A Certificates, Class A-1B Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1A and Class A-1B Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1A Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming principal balances (the “Group IA Mortgage Loans”), the Class A-1B Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming principal balances (the “Group IB Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group IA Mortgage Loans, Group IB Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are the only certificates offered by this free writing prospectus (collectively, the “Offered Certificates”). The trust will also issue the Class M-10 Certificates, the Class M-11 Certificates, the Class CE Certificates, the Class P Certificates and the Class R Certificates which are not offered hereby. The pass-through rates on the Senior Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 8,193 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $1,501,392,227 as of the Cut-off Date. The Mortgage Loans will be separated into three groups. The Group IA Mortgage Loans will consist of approximately 3,216 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $505,142,994, the Group IB Mortgage Loans will consist of approximately 2,359 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $381,580,444 and the Group II Mortgage Loans will consist of approximately 2,618 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $614,668,789.

As of the Cut-off Date, approximately 0.19% of the mortgage loans by aggregate principal balance will be 30 days delinquent. No mortgage loan will be greater than 30 days delinquent on the Closing Date.

Class A Certificates:	Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC3. The Issuing Entity is also referred to herein as the trust.

Originator:	New Century Mortgage Corporation

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Countrywide Home Loans Servicing, LP

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Co-Manager:	SG Americas Securities, LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Swap Provider:	TBD

Cut-off Date:	November 1, 2006

Expected Pricing:	Week of November 13, 2006

Expected Closing Date:	On or about November 30, 2006

Record Date:
For so long as the Class A Certificates and Class M Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	The 25th day of each month (or the next business day if such day is not a business day) commencing in December 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 18th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
The 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date.

Interest Accrual Period:
 Interest will initially accrue on the Class A Certificates and Class M Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Class A Certificates and Class M Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5135% per annum for the Mortgage Loans.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Compensating Interest:
On each distribution Date, the Servicer will be required to cover Prepayment Interest Shortfalls on voluntary prepayments in full on the Mortgage Loans received from the 16th day of the month prior to the month of such Distribution Date to the last day of such prior month, up to the Servicing Fee payable to the Servicer for such Distribution Date. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the amount of the compensation payable to the Master Servicer for such Distribution Date.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans) remaining in the trust as of the last day of the related Due Period has been reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable by the Servicer. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Overcollateralization (“OC”); and 3) Subordination

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider and available for this purpose, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date and any Net Swap Payments paid by the Swap Provider and available for this purpose.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 2.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap payments received from the Swap Provider and available for that purpose for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in December 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 37.20%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M/D)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa / AAA	18.60%	37.20%
M-1	AA+ / Aa1 / AA (High)	15.30%	30.60%
M-2	AA / Aa2 / AA	12.30%	24.60%
M-3	AA- / Aa3 / AA (Low)	10.50%	21.00%
M-4	A+ / A1 / A (High)	8.85%	17.70%
M-5	A / A2 / A	7.25%	14.50%
M-6	A- / A3 / A (Low)	5.80%	11.60%
M-7	BBB+ / Baa1 / BBB (High)	4.40%	8.80%
M-8	BBB / Baa2 / BBB	3.60%	7.20%
M-9	BBB- / Baa3 / BBB (Low)	2.70%	5.40%
M-10	BB+ / Ba1 / BB (High)	2.20%	4.40%
M-11	BB / Ba2 / BB	1.25%	2.50%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and any Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the principal collected on the mortgage loans.

Net WAC Pass-Through Rate:
Class A-1A, Class A-1B or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date and the Group IA, Group IB or Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment (not caused by the occurrence of a Swap Provider trigger event) payable to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Net WAC Pass-Through Rate (Continued):
Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1A Certificates, (ii) the Net WAC Pass-Through Rate for the Class A-1B Certificates and (iii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group IA Allocation Percentage: The aggregate principal balance of the Group IA Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA, Group IB and the Group II Mortgage Loans.

Group IB Allocation Percentage: The aggregate principal balance of the Group IB Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA, Group IB and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA, Group IB and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
On any Distribution Date the “Net WAC Rate Carryover Amount” for any Class of Certificates will be equal to the sum of (i) the excess of, if any, (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider identified in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $1,501,392,227. Beginning with the Distribution Date in December 2006, the Trust (through a supplemental interest trust) will be obligated to pay to the Swap Provider an amount equal to the product of (i) [5.05]%, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 (or in the case of the first Distribution Date 25) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A Certificates and Class M Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule. A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administration fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Prepayment Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1A, Class A-1B and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group IA Mortgage Loans (in the case of the Class A-1A Certificates) the principal remittance amount for the Group IB Mortgage Loans (in the case of the Class A-1B Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any Net Swap Payment received from the Swap Provider (and available for such purpose) and required to maintain or restore the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 37.20% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1A, Class A-1B and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A certificates are reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a [21.00]% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), second to the Class M-4 Certificates until it reaches approximately a [17.70]% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), third to the Class M-5 Certificates until it reaches approximately a [14.50]% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), fourth to the Class M-6 Certificates until it reaches approximately a [11.60]% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), fifth to the Class M-7 Certificates until it reaches approximately a [8.80]% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), sixth to the Class M-8 Certificates until it reaches approximately a [7.20]% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), seventh to the Class M-9 Certificates until it reaches approximately a [5.40]% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), eighth to the Class M-10 Certificates until it reaches approximately a [4.40]% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage), and ninth to the Class M-11 Certificates until it reaches approximately a [2.50]% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 39.60% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
December 2008 to November 2009	1.25%, plus 1/12th of 1.50% for each month thereafter
December 2009 to November 2010	2.75%, plus 1/12th of 1.60% for each month thereafter
December 2010 to November 2011	4.35%, plus 1/12th of 1.25% for each month thereafter
December 2011 to November 2012	5.60%, plus 1/12th of 0.70% for each month thereafter
December 2012 to November 2013	6.30%, plus 1/12th of 0.05% for each month thereafter
December 2013 and thereafter	6.35%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

Payment Priority:	I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments and Swap Termination Payments payable by the Swap Provider) will be distributed as follows:
1.
To the Supplemental Interest Trust, to pay any Net Swap Payment and any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay interest to the Class A Certificates, pro rata based on entitlement, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

	3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
	4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.
From Net Monthly Excess Cashflow, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

	6.	From remaining Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
	7.	From remaining Net Monthly Excess Cashflow, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.
From remaining Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates pro rata based on entitlement, and then, sequentially to the Mezzanine Certificates.

	9.	From remaining Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
	10.	To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the Pooling and Servicing Agreement.

II. Any Net Swap Payments payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be paid as follows:
1.
To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis based on entitlement, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

2.
To pay any principal to the Class A Certificates and Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

	3.	To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
	4.	To pay any Net WAC Rate Carryover Amount remaining unpaid to the Class A Certificates on a pro rata basis based on entitlement and then sequentially to the Mezzanine Certificates.
	5.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
	6.	To pay any remaining amount to the Class CE Certificates.

Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 2 and 3 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Any Net Swap Payments payable to the Swap Provider by the Securities Administrator on behalf of the Supplemental Interest Trust will be paid as follows:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Transaction Overview (Cont.)

1. To make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and

2. To make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Swap Schedule
Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
12/25/2006	1,501,392,227	6/25/2009	331,948,134
1/25/2007	1,481,885,690	7/25/2009	317,658,473
2/25/2007	1,458,448,790	8/25/2009	303,997,647
3/25/2007	1,431,130,769	9/25/2009	290,937,478
4/25/2007	1,400,011,442	10/25/2009	278,451,524
5/25/2007	1,365,201,808	11/25/2009	266,514,484
6/25/2007	1,326,844,310	12/25/2009	255,100,696
7/25/2007	1,285,113,062	1/25/2010	244,186,720
8/25/2007	1,240,219,930	2/25/2010	233,750,210
9/25/2007	1,192,463,383	3/25/2010	223,769,855
10/25/2007	1,143,873,010	4/25/2010	214,225,420
11/25/2007	1,097,238,688	5/25/2010	205,097,484
12/25/2007	1,052,514,433	6/25/2010	196,367,315
1/25/2008	1,009,621,662	7/25/2010	188,017,206
2/25/2008	968,485,041	8/25/2010	180,030,254
3/25/2008	929,032,344	9/25/2010	172,390,326
4/25/2008	891,194,329	10/25/2010	165,082,029
5/25/2008	854,904,616	11/25/2010	158,090,649
6/25/2008	820,099,561	12/25/2010	151,402,131
7/25/2008	786,581,316	1/25/2011	145,003,066
8/25/2008	753,687,672	2/25/2011	138,880,652
9/25/2008	702,822,618	3/25/2011	133,022,664
10/25/2008	607,809,290	4/25/2011	127,417,426
11/25/2008	527,947,624	5/25/2011	122,053,792
12/25/2008	461,453,102	6/25/2011	116,921,113
1/25/2009	414,271,641	7/25/2011	112,009,223
2/25/2009	396,029,563	8/25/2011	107,308,372
3/25/2009	378,902,623	9/25/2011	102,809,260
4/25/2009	362,533,848	10/25/2011	98,498,559
5/25/2009	346,896,217	11/25/2011	94,371,455
		12/25/2011	0

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life	22.78	4.57	2.45	1.81	1.31
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Sep-09

A-1B	Avg Life	22.84	4.61	2.48	1.84	1.33
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Sep-09

A-2A	Avg Life	17.15	1.54	1.00	0.83	0.68
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Apr-31	Oct-09	Sep-08	Jun-08	Feb-08

A-2B	Avg Life	25.99	3.74	2.00	1.76	1.46
	First Payment Date	Apr-31	Oct-09	Sep-08	Jun-08	Feb-08
	Last Payment Date	Jul-34	Oct-11	Mar-09	Oct-08	Aug-08

A-2C	Avg Life	28.99	6.50	3.00	2.11	1.84
	First Payment Date	Jul-34	Oct-11	Mar-09	Oct-08	Aug-08
	Last Payment Date	Aug-36	May-15	Apr-11	Apr-09	Nov-08

A-2D	Avg Life	29.82	11.68	6.12	3.97	2.26
	First Payment Date	Aug-36	May-15	Apr-11	Apr-09	Nov-08
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Aug-09

M-1	Avg Life	28.34	5.49	3.53	3.94	3.75
	First Payment Date	Aug-33	Dec-10	Mar-10	Jul-10	Sep-09
	Last Payment Date	Aug-36	Jan-14	Aug-10	Feb-11	Oct-10

M-2	Avg Life	29.79	9.46	4.93	4.55	3.90
	First Payment Date	Aug-36	Jan-14	Aug-10	Feb-11	Oct-10
	Last Payment Date	Sep-36	Jul-19	Jul-13	Dec-11	Oct-10

M-3	Avg Life	29.82	13.21	6.97	5.31	3.90
	First Payment Date	Sep-36	Jul-19	Jul-13	Dec-11	Oct-10
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

M-4	Avg Life	29.21	8.68	4.74	4.11	3.83
	First Payment Date	Aug-33	Dec-10	Feb-10	Jun-10	Jul-10
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

M-5	Avg Life	29.21	8.68	4.71	4.03	3.65
	First Payment Date	Aug-33	Dec-10	Feb-10	Apr-10	May-10
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	29.21	8.68	4.70	3.97	3.51
	First Payment Date	Aug-33	Dec-10	Jan-10	Mar-10	Mar-10
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

M-7	Avg Life	29.21	8.68	4.69	3.92	3.41
	First Payment Date	Aug-33	Dec-10	Jan-10	Feb-10	Jan-10
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

M-8	Avg Life	29.21	8.68	4.69	3.90	3.34
	First Payment Date	Aug-33	Dec-10	Jan-10	Feb-10	Jan-10
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

M-9	Avg Life	29.21	8.68	4.67	3.86	3.29
	First Payment Date	Aug-33	Dec-10	Dec-09	Jan-10	Dec-09
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

M-10	Avg Life	29.21	8.64	4.64	3.84	3.24
	First Payment Date	Aug-33	Dec-10	Dec-09	Jan-10	Nov-09
	Last Payment Date	Sep-36	Feb-20	Nov-13	Mar-12	Oct-10

M-11	Avg Life	29.21	8.14	4.37	3.60	3.06
	First Payment Date	Aug-33	Dec-10	Dec-09	Dec-09	Oct-09
	Last Payment Date	Sep-36	Jun-19	Jun-13	Nov-11	Jul-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life	22.78	4.94	2.67	1.98	1.31
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Sep-36	Apr-34	Feb-23	Jul-19	Sep-09

A-1B	Avg Life	22.84	4.99	2.70	2.02	1.33
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Sep-36	May-34	Apr-23	Sep-19	Sep-09

A-2A	Avg Life	17.15	1.54	1.00	0.83	0.68
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Apr-31	Oct-09	Sep-08	Jun-08	Feb-08

A-2B	Avg Life	25.99	3.74	2.00	1.76	1.46
	First Payment Date	Apr-31	Oct-09	Sep-08	Jun-08	Feb-08
	Last Payment Date	Jul-34	Oct-11	Mar-09	Oct-08	Aug-08

A-2C	Avg Life	28.99	6.50	3.00	2.11	1.84
	First Payment Date	Jul-34	Oct-11	Mar-09	Oct-08	Aug-08
	Last Payment Date	Aug-36	May-15	Apr-11	Apr-09	Nov-08

A-2D	Avg Life	29.82	13.70	7.30	4.88	2.26
	First Payment Date	Aug-36	May-15	Apr-11	Apr-09	Nov-08
	Last Payment Date	Sep-36	Dec-33	Dec-22	Apr-19	Aug-09

M-1	Avg Life	28.34	5.49	3.53	3.94	4.12
	First Payment Date	Aug-33	Dec-10	Mar-10	Jul-10	Sep-09
	Last Payment Date	Aug-36	Jan-14	Aug-10	Feb-11	Aug-11

M-2	Avg Life	29.79	9.46	4.93	4.55	5.51
	First Payment Date	Aug-36	Jan-14	Aug-10	Feb-11	Aug-11
	Last Payment Date	Sep-36	Jul-19	Jul-13	Dec-11	May-13

M-3	Avg Life	29.82	17.14	9.25	7.07	7.58
	First Payment Date	Sep-36	Jul-19	Jul-13	Dec-11	May-13
	Last Payment Date	Sep-36	Jul-30	Mar-20	Mar-17	Mar-16

M-4	Avg Life	29.21	9.47	5.19	4.46	4.10
	First Payment Date	Aug-33	Dec-10	Feb-10	Jun-10	Jul-10
	Last Payment Date	Sep-36	Sep-27	Apr-18	Aug-15	May-13

M-5	Avg Life	29.21	9.42	5.14	4.36	3.89
	First Payment Date	Aug-33	Dec-10	Feb-10	Apr-10	May-10
	Last Payment Date	Sep-36	Oct-26	Oct-17	Mar-15	Jan-13

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	29.21	9.34	5.08	4.26	3.73
	First Payment Date	Aug-33	Dec-10	Jan-10	Mar-10	Mar-10
	Last Payment Date	Sep-36	Oct-25	Feb-17	Sep-14	Sep-12

M-7	Avg Life	29.21	9.23	5.00	4.16	3.59
	First Payment Date	Aug-33	Dec-10	Jan-10	Feb-10	Jan-10
	Last Payment Date	Sep-36	Sep-24	Jun-16	Mar-14	Apr-12

M-8	Avg Life	29.21	9.09	4.92	4.08	3.47
	First Payment Date	Aug-33	Dec-10	Jan-10	Feb-10	Jan-10
	Last Payment Date	Sep-36	Mar-23	Aug-15	Jul-13	Oct-11

M-9	Avg Life	29.21	8.90	4.79	3.95	3.35
	First Payment Date	Aug-33	Dec-10	Dec-09	Jan-10	Dec-09
	Last Payment Date	Sep-36	Feb-22	Dec-14	Jan-13	Jun-11

M-10	Avg Life	29.21	8.65	4.65	3.84	3.24
	First Payment Date	Aug-33	Dec-10	Dec-09	Jan-10	Nov-09
	Last Payment Date	Sep-36	Jul-20	Feb-14	May-12	Dec-10

M-11	Avg Life	29.21	8.14	4.37	3.60	3.06
	First Payment Date	Aug-33	Dec-10	Dec-09	Dec-09	Oct-09
	Last Payment Date	Sep-36	Jun-19	Jun-13	Nov-11	Jul-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Class A-1A Effective Net WAC Schedule*			Class A-1A Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	12/25/2006	24.539	46	9/25/2010	17.805
2	1/25/2007	22.779	47	10/25/2010	18.312
3	2/25/2007	22.696	48	11/25/2010	17.875
4	3/25/2007	22.910	49	12/25/2010	18.110
5	4/25/2007	22.480	50	1/25/2011	17.670
6	5/25/2007	22.447	51	2/25/2011	17.572
7	6/25/2007	22.195	52	3/25/2011	18.606
8	7/25/2007	22.127	53	4/25/2011	17.443
9	8/25/2007	21.832	54	5/25/2011	17.692
10	9/25/2007	21.621	55	6/25/2011	17.255
11	10/25/2007	21.510	56	7/25/2011	17.506
12	11/25/2007	21.180	57	8/25/2011	17.071
13	12/25/2007	21.080	58	9/25/2011	16.994
14	1/25/2008	20.753	59	10/25/2011	17.262
15	2/25/2008	20.545	60	11/25/2011	16.829
16	3/25/2008	20.592	61	12/25/2011	12.362
17	4/25/2008	20.139	62	1/25/2012	11.951
18	5/25/2008	20.067	63	2/25/2012	11.939
19	6/25/2008	19.746	64	3/25/2012	12.750
20	7/25/2008	19.684	65	4/25/2012	11.916
21	8/25/2008	19.359	66	5/25/2012	12.301
22	9/25/2008	19.195	67	6/25/2012	11.892
23	10/25/2008	19.504	68	7/25/2012	12.276
24	11/25/2008	18.520	69	8/25/2012	11.869
25	12/25/2008	18.018	70	9/25/2012	11.857
26	1/25/2009	17.306	71	10/25/2012	12.240
27	2/25/2009	17.162	72	11/25/2012	11.833
28	3/25/2009	17.885	73	12/25/2012	12.215
29	4/25/2009	17.788	74	1/25/2013	11.809
30	5/25/2009	17.906	75	2/25/2013	11.797
31	6/25/2009	17.529	76	3/25/2013	13.048
32	7/25/2009	17.644	77	4/25/2013	11.774
33	8/25/2009	17.275	78	5/25/2013	12.154
34	9/25/2009	17.364	79	6/25/2013	11.750
35	10/25/2009	18.286	80	7/25/2013	12.129
36	11/25/2009	17.892	81	8/25/2013	11.726
37	12/25/2009	18.054	82	9/25/2013	11.714
38	1/25/2010	17.650	83	10/25/2013	12.092
39	2/25/2010	17.535	84	11/25/2013	11.690
40	3/25/2010	18.564
41	4/25/2010	18.249				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	5/25/2010	18.466				*1 Month LIBOR: 20%
43	6/25/2010	18.032				*6 Month Libor: 20%
44	7/25/2010	18.244				*Includes Net Swap Payments received from the Swap Provider.
45	8/25/2010	17.815

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Class A-1B Effective Net WAC Schedule*			Class A-1B Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	12/25/2006	24.432	46	9/25/2010	17.500
2	1/25/2007	22.692	47	10/25/2010	18.016
3	2/25/2007	22.609	48	11/25/2010	17.586
4	3/25/2007	22.814	49	12/25/2010	17.811
5	4/25/2007	22.394	50	1/25/2011	17.381
6	5/25/2007	22.357	51	2/25/2011	17.284
7	6/25/2007	22.108	52	3/25/2011	18.282
8	7/25/2007	22.037	53	4/25/2011	17.140
9	8/25/2007	21.745	54	5/25/2011	17.377
10	9/25/2007	21.534	55	6/25/2011	16.950
11	10/25/2007	21.420	56	7/25/2011	17.191
12	11/25/2007	21.094	57	8/25/2011	16.767
13	12/25/2007	20.991	58	9/25/2011	16.687
14	1/25/2008	20.667	59	10/25/2011	16.942
15	2/25/2008	20.459	60	11/25/2011	16.518
16	3/25/2008	20.501	61	12/25/2011	12.041
17	4/25/2008	20.054	62	1/25/2012	11.641
18	5/25/2008	19.979	63	2/25/2012	11.629
19	6/25/2008	19.661	64	3/25/2012	12.418
20	7/25/2008	19.597	65	4/25/2012	11.605
21	8/25/2008	19.279	66	5/25/2012	11.980
22	9/25/2008	18.962	67	6/25/2012	11.582
23	10/25/2008	19.383	68	7/25/2012	11.956
24	11/25/2008	18.400	69	8/25/2012	11.558
25	12/25/2008	17.896	70	9/25/2012	11.547
26	1/25/2009	17.190	71	10/25/2012	11.919
27	2/25/2009	17.050	72	11/25/2012	11.523
28	3/25/2009	17.634	73	12/25/2012	11.895
29	4/25/2009	17.640	74	1/25/2013	11.500
30	5/25/2009	17.750	75	2/25/2013	11.488
31	6/25/2009	17.379	76	3/25/2013	12.706
32	7/25/2009	17.490	77	4/25/2013	11.464
33	8/25/2009	17.130	78	5/25/2013	11.834
34	9/25/2009	17.101	79	6/25/2013	11.441
35	10/25/2009	18.078	80	7/25/2013	11.810
36	11/25/2009	17.686	81	8/25/2013	11.417
37	12/25/2009	17.841	82	9/25/2013	11.405
38	1/25/2010	17.444	83	10/25/2013	11.773
39	2/25/2010	17.334	84	11/25/2013	11.382
40	3/25/2010	18.212
41	4/25/2010	17.994				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	5/25/2010	18.198				*1 Month LIBOR: 20%
43	6/25/2010	17.773				*6 Month Libor: 20%
44	7/25/2010	17.976				*Includes Net Swap Payments received from the Swap Provider.
45	8/25/2010	17.559

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	12/25/2006	24.370	46	9/25/2010	18.241
2	1/25/2007	22.643	47	10/25/2010	18.699
3	2/25/2007	22.560	48	11/25/2010	18.250
4	3/25/2007	22.760	49	12/25/2010	18.500
5	4/25/2007	22.345	50	1/25/2011	18.052
6	5/25/2007	22.308	51	2/25/2011	17.957
7	6/25/2007	22.060	52	3/25/2011	19.030
8	7/25/2007	21.989	53	4/25/2011	17.814
9	8/25/2007	21.700	54	5/25/2011	18.077
10	9/25/2007	21.490	55	6/25/2011	17.630
11	10/25/2007	21.375	56	7/25/2011	17.898
12	11/25/2007	21.051	57	8/25/2011	17.454
13	12/25/2007	20.948	58	9/25/2011	17.378
14	1/25/2008	20.627	59	10/25/2011	17.657
15	2/25/2008	20.420	60	11/25/2011	17.214
16	3/25/2008	20.460	61	12/25/2011	12.763
17	4/25/2008	20.016	62	1/25/2012	12.343
18	5/25/2008	19.942	63	2/25/2012	12.334
19	6/25/2008	19.626	64	3/25/2012	13.176
20	7/25/2008	19.563	65	4/25/2012	12.317
21	8/25/2008	19.260	66	5/25/2012	12.719
22	9/25/2008	19.417	67	6/25/2012	12.300
23	10/25/2008	19.519	68	7/25/2012	12.701
24	11/25/2008	18.547	69	8/25/2012	12.283
25	12/25/2008	18.066	70	9/25/2012	12.274
26	1/25/2009	17.371	71	10/25/2012	12.675
27	2/25/2009	17.243	72	11/25/2012	12.257
28	3/25/2009	18.242	73	12/25/2012	12.657
29	4/25/2009	17.956	74	1/25/2013	12.240
30	5/25/2009	18.078	75	2/25/2013	12.231
31	6/25/2009	17.699	76	3/25/2013	13.532
32	7/25/2009	17.825	77	4/25/2013	12.214
33	8/25/2009	17.466	78	5/25/2013	12.612
34	9/25/2009	17.787	79	6/25/2013	12.196
35	10/25/2009	18.544	80	7/25/2013	12.594
36	11/25/2009	18.138	81	8/25/2013	12.179
37	12/25/2009	18.311	82	9/25/2013	12.170
38	1/25/2010	17.904	83	10/25/2013	12.566
39	2/25/2010	17.805	84	11/25/2013	12.152
40	3/25/2010	19.119
41	4/25/2010	18.586				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	5/25/2010	18.812				*1 Month LIBOR: 20%
43	6/25/2010	18.370				*6 Month Libor: 20%
44	7/25/2010	18.598				*Includes Net Swap Payments received from the Swap Provider.
45	8/25/2010	18.165

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	12/25/2006	24.443	46	9/25/2010	17.903
2	1/25/2007	22.701	47	10/25/2010	18.391
3	2/25/2007	22.618	48	11/25/2010	17.951
4	3/25/2007	22.824	49	12/25/2010	18.190
5	4/25/2007	22.403	50	1/25/2011	17.749
6	5/25/2007	22.367	51	2/25/2011	17.652
7	6/25/2007	22.118	52	3/25/2011	18.692
8	7/25/2007	22.048	53	4/25/2011	17.513
9	8/25/2007	21.756	54	5/25/2011	17.765
10	9/25/2007	21.545	55	6/25/2011	17.326
11	10/25/2007	21.432	56	7/25/2011	17.582
12	11/25/2007	21.105	57	8/25/2011	17.146
13	12/25/2007	21.003	58	9/25/2011	17.068
14	1/25/2008	20.680	59	10/25/2011	17.337
15	2/25/2008	20.472	60	11/25/2011	16.902
16	3/25/2008	20.515	61	12/25/2011	12.439
17	4/25/2008	20.067	62	1/25/2012	12.027
18	5/25/2008	19.993	63	2/25/2012	12.017
19	6/25/2008	19.675	64	3/25/2012	12.834
20	7/25/2008	19.612	65	4/25/2012	11.996
21	8/25/2008	19.298	66	5/25/2012	12.385
22	9/25/2008	19.226	67	6/25/2012	11.975
23	10/25/2008	19.480	68	7/25/2012	12.363
24	11/25/2008	18.501	69	8/25/2012	11.954
25	12/25/2008	18.007	70	9/25/2012	11.943
26	1/25/2009	17.303	71	10/25/2012	12.330
27	2/25/2009	17.167	72	11/25/2012	11.922
28	3/25/2009	17.967	73	12/25/2012	12.308
29	4/25/2009	17.819	74	1/25/2013	11.900
30	5/25/2009	17.937	75	2/25/2013	11.890
31	6/25/2009	17.561	76	3/25/2013	13.152
32	7/25/2009	17.679	77	4/25/2013	11.868
33	8/25/2009	17.316	78	5/25/2013	12.253
34	9/25/2009	17.470	79	6/25/2013	11.847
35	10/25/2009	18.339	80	7/25/2013	12.231
36	11/25/2009	17.940	81	8/25/2013	11.826
37	12/25/2009	18.105	82	9/25/2013	11.815
38	1/25/2010	17.702	83	10/25/2013	12.198
39	2/25/2010	17.595	84	11/25/2013	11.794
40	3/25/2010	18.702
41	4/25/2010	18.322				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	5/25/2010	18.540				*1 Month LIBOR: 20%
43	6/25/2010	18.105				*6 Month Libor: 20%
44	7/25/2010	18.321				*Includes Net Swap Payments received from the Swap Provider.
45	8/25/2010	17.894

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	358	5.320	5.386	358	45	459	4.888	4.973	455
2	271	5.372	5.365	271	46	459	4.885	4.993	456
3	270	5.360	5.326	270	47	470	4.883	5.012	470
4	272	5.322	5.285	272	48	458	4.881	5.032	459
5	270	5.292	5.240	270	49	468	4.999	5.056	462
6	270	5.288	5.191	270	50	456	5.001	5.057	451
7	269	5.196	5.134	269	51	455	5.003	5.058	450
8	269	5.165	5.093	270	52	490	5.002	5.059	485
9	267	5.106	5.050	268	53	454	5.005	5.061	452
10	267	5.048	5.010	268	54	465	5.005	5.061	463
11	268	5.008	4.974	270	55	452	5.007	5.063	451
12	265	4.954	4.937	268	56	464	5.007	5.069	462
13	267	4.948	4.906	271	57	451	5.009	5.078	450
14	264	4.911	4.870	268	58	450	5.009	5.086	450
15	263	4.872	4.831	269	59	462	5.009	5.093	463
16	269	4.837	4.795	276	60	449	5.011	5.101	451
17	261	4.802	4.760	270	61	453	5.052	5.109	460
18	264	4.765	4.723	274	62	435	5.054	5.111	443
19	260	4.731	4.689	271	63	435	5.055	5.111	443
20	263	4.695	4.712	276	64	472	5.055	5.112	478
21	260	4.659	4.736	274	65	435	5.057	5.114	444
22	291	4.625	4.764	308	66	454	5.058	5.115	462
23	394	4.589	4.799	414	67	436	5.059	5.115	445
24	384	4.567	4.836	410	68	454	5.059	5.122	462
25	388	4.852	4.877	406	69	436	5.060	5.130	445
26	377	4.842	4.868	397	70	436	5.060	5.138	446
27	377	4.833	4.858	397	71	455	5.061	5.144	464
28	424	4.823	4.848	439	72	437	5.064	5.153	447
29	449	4.815	4.840	446	73	455	5.103	5.160	461
30	458	4.805	4.830	455	74	437	5.105	5.161	444
31	448	4.796	4.821	446	75	438	5.105	5.161	444
32	457	4.785	4.840	455	76	492	5.105	5.161	497
33	447	4.777	4.859	446	77	438	5.107	5.163	446
34	455	4.768	4.882	452	78	457	5.106	5.163	464
35	471	4.758	4.901	467	79	439	5.107	5.163	447
36	461	4.749	4.924	458	80	458	5.108	5.168	464
37	470	4.903	4.949	459	81	440	5.107	5.174	448
38	457	4.901	4.947	448	82	441	5.108	5.179	448
39	458	4.900	4.945	450	83	459	5.108	5.183	467
40	493	4.896	4.943	483	84	442	5.109	5.189	450
41	462	4.896	4.942	456
42	472	4.893	4.939	466
43	460	4.892	4.938	456
44	471	4.889	4.954	466
*Includes Net Swap Payments received from the Swap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss after the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	25.98	20.21
M-2	21.29	17.80
M-3	18.76	16.34
M-4	16.61	15.01
M-5	14.66	13.71
M-6	12.98	12.52
M-7	11.38	11.31
M-8	10.47	10.59
M-9	9.41	9.72
M-10	8.86	9.26
M-11	8.00	8.51

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	8,193	Index Type:
Aggregate Principal Balance:	$1,501,392,227	6 Month LIBOR:	75.24%
Conforming Principal Balance Loans:	$1,197,958,597	Fixed Rate:	24.76%
Average Principal Balance:	$183,253	W.A. Initial Periodic Cap:	1.963%
Range:	$8,326 - $1,500,000	W.A. Subsequent Periodic Cap:	1.498%
W.A. Coupon:	8.424%	W.A. Lifetime Rate Cap:	6.996%
Range:	5.625% - 14.800%	Property Type:
W.A. Gross Margin:	6.193%	Single Family:	72.16%
Range:	3.250% - 8.500%	PUD:	14.74%
W.A. Remaining Term (months):	356	2-4 Family:	6.81%
Range (months):	116 - 360	Condo:	6.27%
W.A. Seasoning (months):	3	Modular:	0.02%
Latest Maturity Date:	November 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	90.14%
California:	30.87%	Investment:	6.74%
Florida:	9.72%	Second Home:	3.13%
Texas:	5.41%	Documentation Status:
New York:	5.36%	Full:	58.07%
Arizona:	4.21%	Stated:	39.38%
W.A. Original Combined LTV:	81.59%	Limited:	1.87%
Range:	5.62% - 100.00%	No:	0.68%
First Liens:	93.71%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
Second Liens:	6.29%	Loans with Prepay Penalties:	72.68%
Non-Balloon Loans:	56.12%	Interest Only Loans:	16.72%
Non-Zero W.A. FICO Score:	625	Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Originator

Orgiginator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Century	8,193	1,501,392,227	100.00	8.424	625	81.59
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

Collateral Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	8	523,074	0.03	8.575	611	67.40
Fixed - 15 Year	60	5,753,290	0.38	8.293	622	70.56
Fixed - 20 Year	56	6,310,060	0.42	8.060	625	78.57
Fixed - 25 Year	4	503,452	0.03	8.462	620	79.96
Fixed - 30 Year	2,544	255,260,163	17.00	9.177	641	85.10
Balloon - 30/40	470	103,361,186	6.88	7.801	639	77.87
ARM - 2 Year/6 Month	1,710	289,216,302	19.26	8.680	612	81.37
ARM - 2 Year/6 Month IO	704	230,531,958	15.35	7.702	648	81.75
ARM - 2 Year/6 Month 30/40 Balloon	2,144	539,507,438	35.93	8.368	611	81.00
ARM - 3 Year/6 Month	327	33,946,434	2.26	8.886	608	80.29
ARM - 3 Year/6 Month IO	82	20,563,555	1.37	7.782	653	80.02
ARM - 3 Year/6 Month 30/40 Balloon	84	15,915,315	1.06	8.137	622	81.85
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59
IO Terms

IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	7,407	1,250,296,714	83.28	8.568	620	81.59
60	786	251,095,513	16.72	7.708	649	81.60
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	759	26,764,317	1.78	10.976	637	96.51
50,000.01 - 100,000.00	2,069	153,228,142	10.21	9.664	616	84.94
100,000.01 - 150,000.00	1,572	195,695,009	13.03	8.967	615	81.68
150,000.01 - 200,000.00	1,053	182,708,559	12.17	8.544	610	78.33
200,000.01 - 250,000.00	774	173,276,372	11.54	8.208	615	79.68
250,000.01 - 300,000.00	552	151,769,828	10.11	8.129	620	79.72
300,000.01 - 350,000.00	363	117,641,710	7.84	8.199	625	80.78
350,000.01 - 400,000.00	353	131,753,813	8.78	7.847	628	81.08
400,000.01 - 450,000.00	225	95,642,184	6.37	7.850	630	82.12
450,000.01 - 500,000.00	158	75,181,919	5.01	7.766	636	81.59
500,000.01 - 550,000.00	82	42,992,175	2.86	7.897	651	83.75
550,000.01 - 600,000.00	75	42,991,705	2.86	7.828	641	84.51
600,000.01 - 650,000.00	61	38,396,053	2.56	7.797	663	83.15
650,000.01 - 700,000.00	37	24,946,427	1.66	8.027	671	85.94
700,000.01 - 750,000.00	34	24,822,766	1.65	8.224	668	83.32
750,000.01 - 800,000.00	11	8,603,834	0.57	8.128	664	83.46
800,000.01 - 850,000.00	4	3,275,791	0.22	7.599	606	76.23
850,000.01 - 900,000.00	3	2,619,503	0.17	7.530	620	78.61
900,000.01 - 950,000.00	1	924,826	0.06	7.800	644	94.52
950,000.01 - 1,000,000.00	2	1,995,175	0.13	8.300	620	83.98
Greater than or equal to 1,000,000.01	5	6,162,123	0.41	8.105	651	74.59
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	763	26,921,358	1.79	10.974	636	96.50
50,000.01 - 100,000.00	2,069	153,456,663	10.22	9.661	616	84.88
100,000.01 - 150,000.00	1,569	195,459,439	13.02	8.968	615	81.71
150,000.01 - 200,000.00	1,053	182,758,288	12.17	8.542	611	78.32
200,000.01 - 250,000.00	773	173,076,651	11.53	8.210	615	79.69
250,000.01 - 300,000.00	553	152,069,545	10.13	8.131	619	79.73
300,000.01 - 350,000.00	367	119,089,435	7.93	8.190	626	80.59
350,000.01 - 400,000.00	348	130,006,370	8.66	7.849	628	81.24
400,000.01 - 450,000.00	226	96,090,395	6.40	7.851	630	82.14
450,000.01 - 500,000.00	157	74,733,707	4.98	7.765	637	81.57
500,000.01 - 550,000.00	82	42,992,175	2.86	7.897	651	83.75
550,000.01 - 600,000.00	75	42,991,705	2.86	7.828	641	84.51
600,000.01 - 650,000.00	61	38,396,053	2.56	7.797	663	83.15
650,000.01 - 700,000.00	37	24,946,427	1.66	8.027	671	85.94
700,000.01 - 750,000.00	34	24,822,766	1.65	8.224	668	83.32
750,000.01 - 800,000.00	11	8,603,834	0.57	8.128	664	83.46
800,000.01 - 850,000.00	4	3,275,791	0.22	7.599	606	76.23
850,000.01 - 900,000.00	3	2,619,503	0.17	7.530	620	78.61
900,000.01 - 950,000.00	1	924,826	0.06	7.800	644	94.52
950,000.01 - 1,000,000.00	2	1,995,175	0.13	8.300	620	83.98
Greater than or equal to 1,000,000.01	5	6,162,123	0.41	8.105	651	74.59
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	8	523,074	0.03	8.575	611	67.40
121 - 180	60	5,753,290	0.38	8.293	622	70.56
181 - 240	56	6,310,060	0.42	8.060	625	78.57
241 - 300	4	503,452	0.03	8.462	620	79.96
301 - 360	8,065	1,488,302,351	99.13	8.426	625	81.65
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	29	10,305,243	0.69	5.868	666	78.46
6.000 - 6.499	89	31,098,489	2.07	6.304	653	79.82
6.500 - 6.999	587	159,516,203	10.62	6.749	653	75.61
7.000 - 7.499	664	175,609,453	11.70	7.259	647	78.93
7.500 - 7.999	1,112	269,723,028	17.96	7.759	633	79.68
8.000 - 8.499	892	192,202,410	12.80	8.255	622	80.17
8.500 - 8.999	1,197	237,956,255	15.85	8.749	610	81.62
9.000 - 9.499	764	135,965,263	9.06	9.235	601	83.35
9.500 - 9.999	970	122,619,275	8.17	9.752	599	85.58
10.000 - 10.499	463	56,618,095	3.77	10.212	598	86.55
10.500 - 10.999	433	42,647,168	2.84	10.709	613	89.11
11.000 - 11.499	266	21,017,794	1.40	11.199	630	92.23
11.500 - 11.999	325	22,704,480	1.51	11.728	632	96.36
12.000 - 12.499	243	14,877,421	0.99	12.190	631	98.42
12.500 - 12.999	117	6,682,121	0.45	12.694	625	99.63
13.000 - 13.499	33	1,514,773	0.10	13.117	618	99.90
13.500 - 13.999	5	196,339	0.01	13.721	594	100.00
14.000 - 14.499	3	99,336	0.01	14.052	607	100.00
14.500 - 14.999	1	39,082	0.00	14.800	593	100.00
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	226	33,114,555	2.21	7.948	607	40.07
50.01 - 55.00	101	18,370,081	1.22	7.695	596	52.77
55.01 - 60.00	149	31,265,994	2.08	7.847	602	58.02
60.01 - 65.00	242	47,382,150	3.16	7.966	589	63.66
65.01 - 70.00	316	64,905,691	4.32	8.034	598	68.72
70.01 - 75.00	440	87,512,463	5.83	8.245	591	74.03
75.01 - 80.00	2,600	566,259,771	37.72	7.993	640	79.78
80.01 - 85.00	845	171,389,238	11.42	8.521	593	84.47
85.01 - 90.00	1,232	262,760,893	17.50	8.657	623	89.75
90.01 - 95.00	521	122,924,582	8.19	8.559	640	94.77
95.01 - 100.00	1,521	95,506,809	6.36	11.141	659	99.99
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	507	83,236,532	5.54	9.354	513	74.91
525 - 549	516	85,455,684	5.69	8.910	537	76.51
550 - 574	793	142,897,364	9.52	8.822	561	78.70
575 - 599	1,038	173,350,284	11.55	8.622	588	81.31
600 - 624	1,476	263,188,851	17.53	8.313	612	82.06
625 - 649	1,413	259,519,986	17.29	8.285	637	83.83
650 - 674	1,091	206,698,219	13.77	8.255	661	83.16
675 - 699	606	127,307,057	8.48	8.091	686	83.25
700 - 724	375	81,599,799	5.43	7.861	710	82.61
725 - 749	185	35,234,664	2.35	8.064	735	82.75
750 - 774	140	27,631,114	1.84	8.209	762	83.47
775 - 799	47	13,971,142	0.93	8.217	784	84.38
800 - 824	6	1,301,531	0.09	8.390	804	80.32
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	1,589	463,471,251	30.87	8.071	637	80.87
Florida	833	145,996,420	9.72	8.558	615	79.31
Texas	856	81,204,492	5.41	8.691	617	82.24
New York	309	80,455,519	5.36	8.078	653	81.53
Arizona	342	63,239,594	4.21	8.482	622	81.04
New Jersey	270	61,376,427	4.09	8.592	630	81.78
Illinois	333	50,739,423	3.38	8.634	623	82.38
Maryland	215	48,298,083	3.22	8.385	605	80.06
Massachusetts	181	42,264,480	2.82	8.334	612	81.59
Washington	168	34,140,399	2.27	8.489	612	83.90
Pennsylvania	269	33,785,151	2.25	8.792	608	82.65
Nevada	152	32,256,993	2.15	8.320	632	81.74
Georgia	215	31,851,285	2.12	8.662	632	84.43
Hawaii	100	28,597,026	1.90	7.752	647	79.06
Virginia	138	28,495,063	1.90	8.343	614	81.49
Minnesota	134	21,759,931	1.45	8.759	617	85.37
Michigan	211	21,152,495	1.41	9.264	602	84.97
Ohio	201	18,658,245	1.24	9.146	599	85.86
Connecticut	100	18,583,019	1.24	8.710	603	80.34
Oregon	105	18,456,025	1.23	8.488	618	82.94
Colorado	109	17,435,669	1.16	8.618	615	83.64
Wisconsin	109	14,342,906	0.96	8.915	604	83.00
Tennessee	130	12,978,403	0.86	8.931	601	83.26
Indiana	140	12,431,637	0.83	9.236	601	85.41
Missouri	97	10,749,666	0.72	9.237	591	83.50
North Carolina	77	10,084,876	0.67	9.081	597	82.12
Utah	68	9,307,019	0.62	8.668	632	82.83
Arkansas	77	8,885,206	0.59	8.740	615	82.48
New Mexico	61	8,150,361	0.54	8.683	606	82.19
South Carolina	64	7,924,449	0.53	8.911	639	84.67
Idaho	55	7,703,711	0.51	8.589	614	80.54
Rhode Island	42	7,234,194	0.48	8.568	630	81.44
Alabama	60	6,081,163	0.41	9.193	595	83.37
New Hampshire	34	6,030,393	0.40	8.845	607	82.25
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Maine	38	5,481,708	0.37	8.471	619	79.22
Mississippi	46	4,517,160	0.30	9.658	586	87.39
Oklahoma	42	3,848,007	0.26	9.210	611	85.76
Nebraska	40	3,750,322	0.25	9.204	609	87.53
Kentucky	32	3,698,873	0.25	9.159	592	85.15
Iowa	32	2,804,178	0.19	9.545	590	85.62
Louisiana	22	2,273,195	0.15	9.068	611	84.98
Alaska	17	2,167,953	0.14	8.818	615	84.48
Kansas	28	2,096,483	0.14	9.722	618	88.07
Montana	14	1,699,320	0.11	9.155	639	84.39
Delaware	11	1,598,788	0.11	8.478	612	78.64
District of Columbia	6	1,397,836	0.09	8.739	629	79.53
West Virginia	5	529,949	0.04	9.768	578	83.56
Vermont	4	434,252	0.03	8.136	618	78.56
North Dakota	4	343,687	0.02	8.803	603	85.29
South Dakota	5	322,555	0.02	9.036	649	79.63
Wyoming	3	306,989	0.02	10.824	522	84.29
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	7,327	1,353,299,951	90.14	8.356	621	81.39
Investment	590	101,138,843	6.74	9.232	649	83.54
Second Home	276	46,953,433	3.13	8.629	676	83.16
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	5,174	871,911,470	58.07	8.183	610	81.39
Stated Documentation	2,833	591,314,436	39.38	8.805	645	81.89
Limited Documentation	129	28,010,110	1.87	8.118	639	84.06
No Documentation	57	10,156,212	0.68	7.789	700	74.01
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	3,593	733,107,806	48.83	8.279	605	78.43
Purchase	3,889	626,471,125	41.73	8.662	649	85.15
Refinance - Rate Term	711	141,813,296	9.45	8.124	618	82.20
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	6,064	1,083,364,094	72.16	8.402	620	81.25
PUD	1,159	221,363,803	14.74	8.439	628	82.90
2-4 Family	422	102,263,725	6.81	8.477	646	81.55
Condo	546	94,118,976	6.27	8.580	646	82.47
Modular	2	281,629	0.02	9.054	560	80.13
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
March 2008	2	1,063,047	0.09	7.907	631	80.00
April 2008	6	1,625,133	0.14	8.608	695	89.92
May 2008	39	13,765,980	1.22	8.011	629	82.93
June 2008	138	38,878,273	3.44	8.341	621	82.24
July 2008	712	182,643,540	16.17	8.380	621	81.32
August 2008	1,027	234,516,465	20.76	8.279	620	81.05
September 2008	1,077	258,283,266	22.86	8.226	614	80.65
October 2008	1,555	327,956,971	29.03	8.361	621	81.63
November 2008	2	523,023	0.05	8.414	698	81.75
June 2009	7	1,608,746	0.14	7.678	649	81.46
July 2009	95	15,886,912	1.41	8.133	625	81.45
August 2009	136	21,324,574	1.89	8.312	628	81.27
September 2009	210	25,740,442	2.28	8.673	617	79.36
October 2009	45	5,864,629	0.52	8.380	633	80.67
Total:	5,051	1,129,681,002	100.00	8.313	620	81.22
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	1	195,838	0.02	9.150	515	83.40
3.500 - 3.999	1	324,717	0.03	6.700	573	65.00
4.500 - 4.999	2	197,261	0.02	9.724	581	82.91
5.000 - 5.499	4	420,433	0.04	9.392	537	86.57
5.500 - 5.999	935	226,022,653	20.01	8.018	634	81.83
6.000 - 6.499	3,527	785,790,308	69.56	8.286	622	81.86
6.500 - 6.999	422	87,957,544	7.79	8.986	581	77.57
7.000 - 7.499	143	26,560,802	2.35	9.264	561	69.56
7.500 - 7.999	12	1,620,689	0.14	10.131	563	72.85
8.000 - 8.499	2	203,382	0.02	8.380	617	85.56
8.500 - 8.999	2	387,375	0.03	10.500	581	80.00
Total:	5,051	1,129,681,002	100.00	8.313	620	81.22
*ARM Loans Only

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
12.500 - 12.999	30	10,439,885	0.92	5.878	666	78.54
13.000 - 13.499	87	30,979,031	2.74	6.317	654	79.82
13.500 - 13.999	286	87,485,611	7.74	6.789	645	78.32
14.000 - 14.499	482	136,853,925	12.11	7.271	647	79.84
14.500 - 14.999	848	219,035,442	19.39	7.770	632	80.08
15.000 - 15.499	710	163,693,138	14.49	8.263	622	80.78
15.500 - 15.999	907	196,235,533	17.37	8.753	607	81.68
16.000 - 16.499	588	116,178,791	10.28	9.235	597	83.51
16.500 - 16.999	593	96,140,980	8.51	9.751	591	84.50
17.000 - 17.499	285	41,412,066	3.67	10.211	589	84.86
17.500 - 17.999	157	21,651,527	1.92	10.695	572	83.07
18.000 - 18.499	52	6,513,179	0.58	11.166	556	78.73
18.500 - 18.999	23	2,717,719	0.24	11.722	567	78.03
19.000 - 19.499	2	281,206	0.02	12.187	517	66.31
19.500 - 19.999	1	62,967	0.01	12.540	518	70.00
Total:	5,051	1,129,681,002	100.00	8.313	620	81.22
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	29	10,305,243	0.91	5.868	666	78.46
6.000 - 6.499	85	30,575,792	2.71	6.304	654	79.81
6.500 - 6.999	285	87,223,062	7.72	6.785	645	78.36
7.000 - 7.499	477	135,733,736	12.02	7.261	647	79.83
7.500 - 7.999	845	218,710,328	19.36	7.766	632	80.08
8.000 - 8.499	713	164,592,124	14.57	8.258	622	80.80
8.500 - 8.999	909	196,532,913	17.40	8.751	607	81.66
9.000 - 9.499	591	116,666,354	10.33	9.234	597	83.48
9.500 - 9.999	593	96,108,334	8.51	9.747	591	84.58
10.000 - 10.499	285	41,445,568	3.67	10.208	589	84.88
10.500 - 10.999	159	22,059,128	1.95	10.689	573	82.82
11.000 - 11.499	53	6,616,557	0.59	11.165	555	78.30
11.500 - 11.999	24	2,767,688	0.24	11.720	567	77.72
12.000 - 12.499	2	281,206	0.02	12.187	517	66.31
12.500 - 12.999	1	62,967	0.01	12.540	518	70.00
Total:	5,051	1,129,681,002	100.00	8.313	620	81.22
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	25	4,225,649	0.37	8.545	615	77.95
1.500	286	76,419,297	6.76	8.267	623	82.58
2.000	4,736	1,048,347,665	92.80	8.315	619	81.14
3.000	4	688,391	0.06	10.123	580	69.04
Total:	5,051	1,129,681,002	100.00	8.313	620	81.22
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	24	4,125,761	0.37	8.537	616	78.45
1.500	5,027	1,125,555,240	99.63	8.313	620	81.23
Total:	5,051	1,129,681,002	100.00	8.313	620	81.22
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	30	4,977,968	0.44	8.768	609	76.74
7.000 - 7.499	5,021	1,124,703,034	99.56	8.311	620	81.24
Total:	5,051	1,129,681,002	100.00	8.313	620	81.22
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,546	410,108,333	27.32	8.919	626	82.65
12	357	96,916,609	6.46	8.214	646	80.43
24	3,796	769,690,917	51.27	8.288	618	81.99
36	1,493	224,613,734	14.96	8.076	636	78.81
60	1	62,634	0.00	9.850	587	71.31
Total:	8,193	1,501,392,227	100.00	8.424	625	81.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

SUMMARY - GROUP IA POOL*

Number of Mortgage Loans:	3,216	Index Type:
Aggregate Principal Balance:	$505,142,994	6 Month LIBOR:	74.30%
Conforming Principal Balance Loans:	$505,142,994	Fixed Rate:	25.70%
Average Principal Balance:	$157,072	W.A. Initial Periodic Cap:	1.970%
Range:	$14,965 - $674,599	W.A. Subsequent Periodic Cap:	1.498%
W.A. Coupon:	8.504%	W.A. Lifetime Rate Cap:	6.995%
Range:	5.625% - 14.800%	Property Type:
W.A. Gross Margin:	6.220%	Single Family:	72.65%
Range:	3.500% - 8.500%	PUD:	13.92%
W.A. Remaining Term (months):	355	2-4 Family:	7.12%
Range (months):	116 - 360	Condo:	6.28%
W.A. Seasoning (months):	2	Modular:	0.03%
Latest Maturity Date:	November 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	81.42%
California:	18.74%	Investment:	13.00%
Florida:	10.96%	Second Home:	5.58%
Texas:	5.94%	Documentation Status:
Arizona:	4.96%	Full:	64.14%
New Jersey:	4.50%	Stated:	33.27%
W.A. Original Combined LTV:	79.82%	Limited:	0.92%
Range:	5.62% - 100.00%	No:	1.67%
First Liens:	97.55%	Non-Zero W.A. Prepayment Penalty - Term (months):	26
Second Liens:	2.45%	Loans with Prepay Penalties:	71.22%
Non-Balloon Loans:	54.78%	Interest Only Loans:	11.80%
Non-Zero W.A. FICO Score:	614	Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Century	3,216	505,142,994	100.00	8.504	614	79.82
Total:	3,216	505,142,994	100.00	8.504	614	79.82

Collateral Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	6	386,444	0.08	8.133	593	59.71
Fixed - 15 Year	27	2,815,401	0.56	7.493	628	66.08
Fixed - 20 Year	29	3,509,432	0.69	7.959	621	77.53
Fixed - 25 Year	4	503,452	0.10	8.462	620	79.96
Fixed - 30 Year	782	78,847,623	15.61	8.589	630	79.17
Balloon - 30/40	233	43,744,407	8.66	7.775	633	76.53
ARM - 2 Year/6 Month	783	114,150,231	22.60	8.927	603	81.19
ARM - 2 Year/6 Month IO	219	53,293,318	10.55	7.734	639	79.17
ARM - 2 Year/6 Month 30/40 Balloon	878	179,020,769	35.44	8.601	601	80.40
ARM - 3 Year/6 Month	179	16,885,838	3.34	9.058	602	80.32
ARM - 3 Year/6 Month IO	34	6,331,052	1.25	7.799	658	83.02
ARM - 3 Year/6 Month 30/40 Balloon	42	5,655,027	1.12	8.638	623	79.01
Total:	3,216	505,142,994	100.00	8.504	614	79.82

IO Terms

IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,963	445,518,624	88.20	8.606	610	79.85
60	253	59,624,370	11.80	7.741	641	79.57
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	269	8,829,289	1.75	11.037	628	94.84
50,000.01 - 100,000.00	870	64,558,607	12.78	9.256	606	80.98
100,000.01 - 150,000.00	686	85,538,696	16.93	8.737	611	79.36
150,000.01 - 200,000.00	496	85,861,792	17.00	8.502	608	77.41
200,000.01 - 250,000.00	327	73,162,071	14.48	8.323	612	79.77
250,000.01 - 300,000.00	241	66,339,294	13.13	8.207	618	79.33
300,000.01 - 350,000.00	127	40,980,459	8.11	8.222	619	79.88
350,000.01 - 400,000.00	136	50,690,634	10.03	7.891	620	79.76
400,000.01 - 450,000.00	45	18,788,014	3.72	8.005	623	80.94
450,000.01 - 500,000.00	4	1,923,027	0.38	8.229	636	86.95
500,000.01 - 550,000.00	8	4,228,513	0.84	7.558	625	79.86
550,000.01 - 600,000.00	4	2,324,512	0.46	8.621	669	89.95
600,000.01 - 650,000.00	2	1,243,488	0.25	7.712	675	87.44
650,000.01 - 700,000.00	1	674,599	0.13	7.990	678	90.00
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	271	8,929,264	1.77	11.027	628	94.81
50,000.01 - 100,000.00	870	64,658,493	12.80	9.248	607	80.85
100,000.01 - 150,000.00	685	85,488,827	16.92	8.740	610	79.44
150,000.01 - 200,000.00	495	85,711,800	16.97	8.502	608	77.41
200,000.01 - 250,000.00	327	73,162,071	14.48	8.323	612	79.77
250,000.01 - 300,000.00	241	66,339,294	13.13	8.207	618	79.33
300,000.01 - 350,000.00	131	42,378,121	8.39	8.199	620	79.34
350,000.01 - 400,000.00	132	49,292,971	9.76	7.901	620	80.22
400,000.01 - 450,000.00	45	18,788,014	3.72	8.005	623	80.94
450,000.01 - 500,000.00	4	1,923,027	0.38	8.229	636	86.95
500,000.01 - 550,000.00	8	4,228,513	0.84	7.558	625	79.86
550,000.01 - 600,000.00	4	2,324,512	0.46	8.621	669	89.95
600,000.01 - 650,000.00	2	1,243,488	0.25	7.712	675	87.44
650,000.01 - 700,000.00	1	674,599	0.13	7.990	678	90.00
Total:	3,216	505,142,994	100.00	8.504	614	79.82

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	6	386,444	0.08	8.133	593	59.71
121 - 180	27	2,815,401	0.56	7.493	628	66.08
181 - 240	29	3,509,432	0.69	7.959	621	77.53
241 - 300	4	503,452	0.10	8.462	620	79.96
301 - 360	3,150	497,928,265	98.57	8.514	614	79.93
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	10	2,858,708	0.57	5.816	657	76.66
6.000 - 6.499	26	6,521,867	1.29	6.243	647	76.68
6.500 - 6.999	239	51,291,725	10.15	6.714	648	72.23
7.000 - 7.499	238	49,526,958	9.80	7.264	638	75.94
7.500 - 7.999	425	78,715,780	15.58	7.756	624	78.37
8.000 - 8.499	363	66,663,199	13.20	8.253	613	79.05
8.500 - 8.999	514	86,571,979	17.14	8.743	603	80.53
9.000 - 9.499	338	51,777,401	10.25	9.239	593	81.97
9.500 - 9.999	436	54,832,884	10.85	9.757	596	84.03
10.000 - 10.499	225	28,366,574	5.62	10.211	596	85.33
10.500 - 10.999	155	15,027,400	2.97	10.702	593	84.07
11.000 - 11.499	73	5,334,197	1.06	11.202	595	85.75
11.500 - 11.999	60	3,264,163	0.65	11.715	607	91.72
12.000 - 12.499	60	2,537,036	0.50	12.175	615	98.59
12.500 - 12.999	29	1,056,041	0.21	12.684	600	97.67
13.000 - 13.499	18	574,867	0.11	13.171	611	99.73
13.500 - 13.999	4	117,385	0.02	13.669	592	100.00
14.000 - 14.499	2	65,748	0.01	14.079	607	100.00
14.500 - 14.999	1	39,082	0.01	14.800	593	100.00
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	120	17,589,208	3.48	7.904	609	39.63
50.01 - 55.00	48	8,218,310	1.63	7.607	600	52.76
55.01 - 60.00	81	15,373,446	3.04	8.022	594	57.76
60.01 - 65.00	119	21,416,402	4.24	8.134	592	63.60
65.01 - 70.00	151	27,689,918	5.48	8.055	600	68.65
70.01 - 75.00	221	39,817,750	7.88	8.258	586	74.17
75.01 - 80.00	944	152,613,046	30.21	8.220	625	79.68
80.01 - 85.00	394	69,847,778	13.83	8.676	589	84.45
85.01 - 90.00	592	98,953,719	19.59	8.908	625	89.73
90.01 - 95.00	235	41,457,224	8.21	8.830	641	94.82
95.01 - 100.00	311	12,166,193	2.41	11.248	638	99.96
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	244	37,732,745	7.47	9.374	512	74.67
525 - 549	252	40,323,268	7.98	9.003	537	75.80
550 - 574	353	56,733,534	11.23	8.892	561	77.34
575 - 599	482	69,897,636	13.84	8.660	588	80.90
600 - 624	570	84,552,694	16.74	8.341	611	80.30
625 - 649	493	77,255,395	15.29	8.215	637	81.78
650 - 674	367	58,598,977	11.60	8.192	661	81.68
675 - 699	221	39,656,157	7.85	8.142	686	81.68
700 - 724	118	21,546,782	4.27	7.843	710	80.51
725 - 749	62	10,018,506	1.98	8.163	735	81.12
750 - 774	40	6,279,894	1.24	8.367	762	82.45
775 - 799	12	2,223,868	0.44	9.191	783	81.31
800 - 824	2	323,538	0.06	8.220	811	77.09
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	367	94,676,576	18.74	8.002	622	74.90
Florida	332	55,341,281	10.96	8.529	606	77.86
Texas	330	30,022,333	5.94	8.778	610	80.72
Arizona	143	25,031,687	4.96	8.537	617	80.47
New Jersey	108	22,721,428	4.50	8.619	612	79.79
New York	98	22,440,842	4.44	8.045	631	77.93
Illinois	154	21,246,420	4.21	8.684	616	81.18
Maryland	88	18,187,488	3.60	8.468	601	79.18
Pennsylvania	110	14,704,678	2.91	8.672	603	82.29
Massachusetts	65	14,011,875	2.77	8.401	595	79.92
Hawaii	53	13,824,490	2.74	7.599	646	77.32
Washington	72	12,921,841	2.56	8.527	609	82.24
Nevada	60	12,882,976	2.55	8.259	620	79.74
Georgia	97	12,389,721	2.45	8.666	635	85.04
Minnesota	79	12,160,839	2.41	8.712	617	84.37
Colorado	55	9,082,741	1.80	8.392	621	83.32
Ohio	102	8,857,380	1.75	9.123	607	86.82
Connecticut	47	8,664,384	1.72	8.653	600	78.23
Michigan	96	8,662,182	1.71	9.457	602	85.27
Virginia	49	7,919,965	1.57	8.358	611	79.36
Oregon	50	7,676,256	1.52	8.446	624	80.70
Indiana	79	6,779,811	1.34	9.262	606	85.58
Wisconsin	55	6,472,274	1.28	8.923	615	83.67
Tennessee	64	6,262,195	1.24	8.898	601	82.04
Missouri	47	4,897,320	0.97	9.208	581	82.71
North Carolina	37	4,814,004	0.95	9.169	601	84.35
South Carolina	35	3,731,633	0.74	9.223	613	86.66
New Hampshire	23	3,681,379	0.73	9.112	624	82.93
New Mexico	27	3,515,400	0.70	8.892	611	82.20
Idaho	24	3,334,719	0.66	8.934	604	82.74
Rhode Island	17	3,101,460	0.61	8.472	610	80.43
Alabama	27	2,418,243	0.48	9.427	605	85.57
Utah	23	2,416,853	0.48	8.774	608	83.25
Arkansas	24	2,301,936	0.46	9.033	609	82.18
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Geographic Distribution (Continued)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Kentucky	22	2,238,640	0.44	8.992	591	82.65
Maine	17	2,093,020	0.41	8.507	622	75.84
Oklahoma	21	2,004,973	0.40	9.145	627	87.34
Mississippi	21	1,698,738	0.34	9.696	589	85.23
Nebraska	17	1,466,377	0.29	9.433	622	87.01
Montana	11	1,307,677	0.26	9.028	631	89.04
Iowa	14	1,169,645	0.23	9.701	585	86.40
Alaska	6	1,149,114	0.23	8.211	614	81.61
Kansas	15	1,143,733	0.23	9.163	631	85.59
Delaware	7	922,742	0.18	8.862	596	85.68
Louisiana	9	882,368	0.17	9.410	583	84.78
District of Columbia	4	684,617	0.14	8.605	597	79.53
West Virginia	4	419,271	0.08	9.905	579	81.86
Vermont	3	304,398	0.06	7.810	628	79.06
South Dakota	4	229,554	0.05	9.497	667	83.94
Wyoming	2	164,622	0.03	10.681	539	88.01
North Dakota	2	108,895	0.02	8.554	651	84.88
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,654	411,311,236	81.42	8.380	604	78.91
Investment	417	65,659,590	13.00	9.325	650	84.86
Second Home	145	28,172,167	5.58	8.398	671	81.42
Total:	3,216	505,142,994	100.00	8.504	614	79.82

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	2,171	323,975,546	64.14	8.279	603	79.95
Stated Documentation	971	168,076,251	33.27	8.988	631	79.87
No Documentation	46	8,451,602	1.67	7.620	694	73.54
Limited Documentation	28	4,639,595	0.92	8.336	632	80.42
Total:	3,216	505,142,994	100.00	8.504	614	79.82

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	1,667	295,978,724	58.59	8.361	600	76.75
Purchase	1,205	149,367,343	29.57	8.928	642	85.29
Refinance - Rate Term	344	59,796,927	11.84	8.156	614	81.35
Total:	3,216	505,142,994	100.00	8.504	614	79.82

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	2,455	366,995,813	72.65	8.481	609	79.34
PUD	395	70,310,953	13.92	8.438	623	81.56
2-4 Family	157	35,950,824	7.12	8.773	625	80.66
Condo	208	31,748,225	6.28	8.611	644	80.58
Modular	1	137,180	0.03	8.400	546	75.00
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Next Rate Adjustment Date*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
April 2008	3	533,605	0.14	9.145	675	93.35
May 2008	11	2,605,691	0.69	8.006	602	79.20
June 2008	55	10,712,736	2.85	8.520	597	79.14
July 2008	307	59,393,736	15.82	8.728	607	81.30
August 2008	411	73,232,578	19.51	8.617	610	80.56
September 2008	463	91,396,547	24.35	8.467	603	79.46
October 2008	629	108,298,401	28.85	8.567	611	80.89
November 2008	1	291,023	0.08	9.700	750	83.15
June 2009	2	292,593	0.08	8.144	621	88.03
July 2009	53	7,452,493	1.99	8.362	628	79.31
August 2009	72	7,623,275	2.03	8.714	615	83.01
September 2009	99	10,488,159	2.79	8.886	615	79.70
October 2009	29	3,015,398	0.80	8.903	616	80.62
Total:	2,135	375,336,235	100.00	8.585	608	80.48
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.500 - 3.999	1	324,717	0.09	6.700	573	65.00
4.500 - 4.999	1	57,396	0.02	10.025	645	90.00
5.000 - 5.499	4	420,433	0.11	9.392	537	86.57
5.500 - 5.999	375	67,669,959	18.03	8.355	621	80.98
6.000 - 6.499	1,469	259,472,928	69.13	8.542	612	81.53
6.500 - 6.999	204	33,694,854	8.98	9.029	574	76.01
7.000 - 7.499	69	12,038,586	3.21	9.381	561	68.64
7.500 - 7.999	9	1,262,289	0.34	10.023	559	72.24
8.000 - 8.499	2	203,382	0.05	8.380	617	85.56
8.500 - 8.999	1	191,691	0.05	10.500	537	80.00
Total:	2,135	375,336,235	100.00	8.585	608	80.48
*ARM Loans Only

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
12.500 - 12.999	10	2,858,708	0.76	5.816	657	76.66
13.000 - 13.499	24	6,563,702	1.75	6.280	649	76.69
13.500 - 13.999	85	20,433,917	5.44	6.770	634	76.36
14.000 - 14.499	152	32,295,012	8.60	7.284	635	76.81
14.500 - 14.999	300	58,123,623	15.49	7.770	622	78.66
15.000 - 15.499	298	56,654,140	15.09	8.262	610	79.75
15.500 - 15.999	381	69,160,112	18.43	8.744	599	80.44
16.000 - 16.499	269	44,809,414	11.94	9.239	591	82.43
16.500 - 16.999	318	45,449,714	12.11	9.763	594	84.20
17.000 - 17.499	169	23,601,842	6.29	10.211	599	85.15
17.500 - 17.999	88	10,994,870	2.93	10.708	586	82.77
18.000 - 18.499	30	3,240,123	0.86	11.179	565	79.43
18.500 - 18.999	10	1,088,091	0.29	11.726	583	81.47
19.500 - 19.999	1	62,967	0.02	12.540	518	70.00
Total:	2,135	375,336,235	100.00	8.585	608	80.48
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	10	2,858,708	0.76	5.816	657	76.66
6.000 - 6.499	23	6,319,891	1.68	6.242	650	76.57
6.500 - 6.999	84	20,286,249	5.40	6.765	634	76.33
7.000 - 7.499	150	31,954,503	8.51	7.266	634	76.93
7.500 - 7.999	299	57,968,656	15.44	7.764	623	78.66
8.000 - 8.499	299	57,031,743	15.19	8.259	611	79.71
8.500 - 8.999	383	69,462,747	18.51	8.744	599	80.44
9.000 - 9.499	271	45,016,130	11.99	9.239	591	82.37
9.500 - 9.999	316	45,187,828	12.04	9.758	594	84.34
10.000 - 10.499	169	23,601,842	6.29	10.211	599	85.15
10.500 - 10.999	89	11,206,787	2.99	10.700	586	82.33
11.000 - 11.499	30	3,240,123	0.86	11.179	565	79.43
11.500 - 11.999	11	1,138,060	0.30	11.723	581	80.57
12.500 - 12.999	1	62,967	0.02	12.540	518	70.00
Total:	2,135	375,336,235	100.00	8.585	608	80.48
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	10	1,535,120	0.41	8.405	628	74.77
1.500	109	20,186,986	5.38	8.515	604	80.97
2.000	2,014	353,352,243	94.14	8.588	609	80.50
3.000	2	261,886	0.07	10.523	571	60.00
Total:	2,135	375,336,235	100.00	8.585	608	80.48
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IA COLLATERAL

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	10	1,535,120	0.41	8.405	628	74.77
1.500	2,125	373,801,115	99.59	8.585	608	80.51
Total:	2,135	375,336,235	100.00	8.585	608	80.48
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	12	1,797,006	0.48	8.714	620	72.62
7.000 - 7.499	2,123	373,539,229	99.52	8.584	608	80.52
Total:	2,135	375,336,235	100.00	8.585	608	80.48
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,013	145,361,160	28.78	8.910	614	80.81
12	123	25,633,877	5.07	8.170	628	78.02
24	1,442	245,769,923	48.65	8.491	606	80.55
36	638	88,378,033	17.50	7.971	633	76.68
Total:	3,216	505,142,994	100.00	8.504	614	79.82

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

SUMMARY - GROUP IB POOL*

Number of Mortgage Loans:	2,359	Index Type:
Aggregate Principal Balance:	$381,580,444	6 Month LIBOR:	71.19%
Conforming Principal Balance Loans:	$381,580,444	Fixed Rate:	28.81%
Average Principal Balance:	$161,755	W.A. Initial Periodic Cap:	1.971%
Range:	$8,326 - $684,963	W.A. Subsequent Periodic Cap:	1.497%
W.A. Coupon:	8.415%	W.A. Lifetime Rate Cap:	6.993%
Range:	5.650% - 12.900%	Property Type:
W.A. Gross Margin:	6.228%	Single Family:	76.41%
Range:	3.250% - 7.600%	PUD:	11.61%
W.A. Remaining Term (months):	356	2-4 Family:	6.74%
Range (months):	118 - 359	Condo:	5.20%
W.A. Seasoning (months):	2	Modular:	0.04%
Latest Maturity Date:	October 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	94.39%
California:	21.63%	Investment:	4.81%
Florida:	10.78%	Second Home:	0.80%
Texas:	6.64%	Documentation Status:
Arizona:	5.14%	Full:	68.52%
Massachusetts:	4.33%	Stated:	29.97%
W.A. Original Combined LTV:	79.50%	Limited:	1.51%
Range:	5.88% - 100.00%
First Liens:	95.99%	Non-Zero W.A. Prepayment Penalty - Term (months):	26
Second Liens:	4.01%	Loans with Prepay Penalties:	71.69%
Non-Balloon Loans:	53.27%	Interest Only Loans:	9.54%
Non-Zero W.A. FICO Score:	604	Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Century	2,359	381,580,444	100.00	8.415	604	79.50
Total:	2,359	381,580,444	100.00	8.415	604	79.50

Collateral Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	59,343	0.02	8.040	643	75.00
Fixed - 15 Year	24	2,194,466	0.58	8.817	613	75.67
Fixed - 20 Year	18	1,781,652	0.47	8.141	613	79.05
Fixed - 30 Year	688	72,099,860	18.90	8.736	627	81.28
Balloon - 30/40	162	33,806,378	8.86	7.734	624	76.57
ARM - 2 Year/6 Month	542	81,690,426	21.41	8.686	594	79.30
ARM - 2 Year/6 Month IO	125	32,642,230	8.55	7.542	642	81.64
ARM - 2 Year/6 Month 30/40 Balloon	667	139,797,910	36.64	8.452	585	78.80
ARM - 3 Year/6 Month	89	9,015,835	2.36	8.817	594	78.33
ARM - 3 Year/6 Month IO	21	3,765,836	0.99	7.674	635	83.01
ARM - 3 Year/6 Month 30/40 Balloon	22	4,726,507	1.24	8.399	594	83.94
Total:	2,359	381,580,444	100.00	8.415	604	79.50

IO Terms

IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,213	345,172,378	90.46	8.506	601	79.26
60	146	36,408,066	9.54	7.556	642	81.78
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	190	6,632,696	1.74	10.960	630	94.23
50,000.01 - 100,000.00	578	43,927,144	11.51	9.264	601	80.96
100,000.01 - 150,000.00	537	67,020,735	17.56	8.815	600	79.91
150,000.01 - 200,000.00	357	62,467,476	16.37	8.406	600	76.31
200,000.01 - 250,000.00	258	57,854,873	15.16	8.113	601	78.18
250,000.01 - 300,000.00	174	47,554,360	12.46	7.979	606	78.45
300,000.01 - 350,000.00	114	37,035,107	9.71	8.317	605	79.79
350,000.01 - 400,000.00	109	40,775,234	10.69	7.858	608	81.99
400,000.01 - 450,000.00	32	13,148,026	3.45	7.406	630	80.90
450,000.01 - 500,000.00	6	2,865,572	0.75	7.965	617	74.72
500,000.01 - 550,000.00	2	1,053,805	0.28	7.741	702	87.43
550,000.01 - 600,000.00	1	560,454	0.15	8.430	567	85.00
650,000.01 - 700,000.00	1	684,963	0.18	7.750	721	89.97
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	192	6,689,762	1.75	10.964	630	94.25
50,000.01 - 100,000.00	577	43,969,871	11.52	9.258	602	80.94
100,000.01 - 150,000.00	536	66,920,941	17.54	8.816	599	79.91
150,000.01 - 200,000.00	358	62,667,198	16.42	8.400	600	76.30
200,000.01 - 250,000.00	257	57,655,152	15.11	8.118	601	78.20
250,000.01 - 300,000.00	175	47,854,077	12.54	7.985	605	78.49
300,000.01 - 350,000.00	114	37,085,169	9.72	8.311	606	79.83
350,000.01 - 400,000.00	108	40,425,454	10.59	7.854	608	81.93
400,000.01 - 450,000.00	32	13,148,026	3.45	7.406	630	80.90
450,000.01 - 500,000.00	6	2,865,572	0.75	7.965	617	74.72
500,000.01 - 550,000.00	2	1,053,805	0.28	7.741	702	87.43
550,000.01 - 600,000.00	1	560,454	0.15	8.430	567	85.00
650,000.01 - 700,000.00	1	684,963	0.18	7.750	721	89.97
Total:	2,359	381,580,444	100.00	8.415	604	79.50

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	59,343	0.02	8.040	643	75.00
121 - 180	24	2,194,466	0.58	8.817	613	75.67
181 - 240	18	1,781,652	0.47	8.141	613	79.05
301 - 360	2,316	377,544,983	98.94	8.414	604	79.52
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	6	1,285,394	0.34	5.916	677	71.74
6.000 - 6.499	26	8,115,768	2.13	6.321	633	76.77
6.500 - 6.999	190	43,723,493	11.46	6.739	648	73.91
7.000 - 7.499	200	42,457,934	11.13	7.237	630	76.83
7.500 - 7.999	327	62,787,648	16.45	7.765	618	78.81
8.000 - 8.499	281	49,275,680	12.91	8.246	597	78.73
8.500 - 8.999	380	65,054,499	17.05	8.760	590	79.27
9.000 - 9.499	251	38,419,128	10.07	9.243	575	81.68
9.500 - 9.999	253	30,443,469	7.98	9.743	578	83.76
10.000 - 10.499	128	14,912,799	3.91	10.210	571	82.70
10.500 - 10.999	113	11,370,044	2.98	10.721	569	85.23
11.000 - 11.499	55	4,966,960	1.30	11.182	596	87.61
11.500 - 11.999	76	4,999,160	1.31	11.745	614	91.66
12.000 - 12.499	50	2,797,193	0.73	12.204	600	92.88
12.500 - 12.999	23	971,276	0.25	12.693	617	100.00
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	90	12,991,975	3.40	8.091	602	40.08
50.01 - 55.00	43	7,464,014	1.96	7.592	607	52.48
55.01 - 60.00	53	9,770,939	2.56	7.833	593	58.16
60.01 - 65.00	109	21,550,942	5.65	7.922	586	63.62
65.01 - 70.00	127	23,977,598	6.28	8.192	586	68.60
70.01 - 75.00	178	32,933,861	8.63	8.467	584	73.95
75.01 - 80.00	664	105,904,124	27.75	8.121	614	79.56
80.01 - 85.00	304	55,801,585	14.62	8.563	585	84.43
85.01 - 90.00	367	68,507,926	17.95	8.586	611	89.69
90.01 - 95.00	139	27,514,600	7.21	8.432	625	94.71
95.01 - 100.00	285	15,162,879	3.97	11.127	649	99.94
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	210	33,777,789	8.85	9.365	513	74.84
525 - 549	212	32,809,061	8.60	8.851	537	76.00
550 - 574	312	53,437,604	14.00	8.857	561	78.28
575 - 599	341	54,001,434	14.15	8.590	587	79.14
600 - 624	449	73,116,390	19.16	8.217	612	80.64
625 - 649	379	58,621,255	15.36	8.120	638	82.31
650 - 674	213	36,951,230	9.68	7.921	660	81.73
675 - 699	109	16,798,433	4.40	7.830	685	80.28
700 - 724	66	12,116,545	3.18	7.584	710	81.38
725 - 749	46	7,307,653	1.92	7.436	736	78.77
750 - 774	18	2,186,630	0.57	7.495	763	81.17
775 - 799	4	456,422	0.12	7.757	790	61.79
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	332	82,532,443	21.63	7.874	615	76.17
Florida	232	41,127,349	10.78	8.471	597	76.53
Texas	279	25,339,899	6.64	8.504	607	80.03
Arizona	113	19,595,555	5.14	8.345	598	80.41
Massachusetts	75	16,536,660	4.33	8.239	607	80.32
Illinois	105	15,884,019	4.16	8.545	612	82.33
Maryland	77	15,024,014	3.94	8.442	592	77.11
New Jersey	73	14,619,103	3.83	8.464	617	79.45
New York	63	14,232,591	3.73	8.217	614	76.66
Virginia	61	11,675,261	3.06	8.329	601	79.83
Pennsylvania	88	10,120,964	2.65	8.854	595	81.74
Washington	46	8,224,743	2.16	8.504	591	84.56
Georgia	63	8,136,014	2.13	9.271	599	83.70
Michigan	78	7,898,544	2.07	9.118	595	84.45
Connecticut	38	7,133,259	1.87	8.612	589	79.33
Ohio	63	6,328,647	1.66	9.176	584	84.92
Minnesota	34	6,032,429	1.58	8.666	610	85.06
Hawaii	23	5,638,789	1.48	7.832	638	74.79
Oregon	32	5,431,222	1.42	8.096	611	82.15
Nevada	25	5,317,482	1.39	7.846	610	83.55
Colorado	34	5,279,394	1.38	8.770	608	83.14
Wisconsin	42	4,944,260	1.30	9.160	586	81.06
Indiana	46	4,423,698	1.16	9.089	595	84.38
Tennessee	39	3,752,445	0.98	8.941	600	84.97
Missouri	34	3,460,750	0.91	9.446	585	84.93
North Carolina	25	3,246,679	0.85	9.321	582	83.36
Utah	23	3,170,041	0.83	8.611	604	81.82
Idaho	21	3,042,487	0.80	8.355	610	77.33
Alabama	25	2,862,669	0.75	8.972	585	81.41
Arkansas	19	2,136,889	0.56	8.657	610	82.69
Maine	11	2,039,282	0.53	8.048	608	79.56
New Mexico	17	1,872,223	0.49	8.663	586	78.68
Rhode Island	10	1,850,863	0.49	8.151	621	78.36
Nebraska	14	1,632,294	0.43	9.056	595	88.85
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Geographic Distribution (Continued)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Mississippi	15	1,603,042	0.42	9.559	570	88.28
New Hampshire	8	1,517,551	0.40	8.424	591	79.18
South Carolina	12	1,311,275	0.34	8.794	607	83.47
Oklahoma	15	1,186,455	0.31	9.340	584	81.94
Iowa	12	1,179,334	0.31	9.504	587	87.70
Kentucky	7	867,920	0.23	9.532	563	87.67
Louisiana	7	761,145	0.20	8.828	650	84.88
Alaska	6	605,291	0.16	9.200	603	85.93
Delaware	2	479,822	0.13	7.822	633	66.62
Kansas	7	462,081	0.12	10.146	590	88.42
Montana	2	352,878	0.09	9.325	672	65.46
North Dakota	2	234,792	0.06	8.919	580	85.48
Wyoming	1	142,367	0.04	10.990	503	80.00
Vermont	1	129,854	0.03	8.900	595	77.38
West Virginia	1	110,678	0.03	9.250	573	90.00
South Dakota	1	93,002	0.02	7.900	604	69.00
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,225	360,180,305	94.39	8.382	603	79.64
Investment	116	18,339,973	4.81	9.096	629	77.41
Second Home	18	3,060,167	0.80	8.262	630	75.51
Total:	2,359	381,580,444	100.00	8.415	604	79.50

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	633	114,370,865	29.97	8.859	616	78.30
Full Documentation	1,691	261,447,746	68.52	8.222	599	79.92
Limited Documentation	35	5,761,833	1.51	8.379	610	84.15
Total:	2,359	381,580,444	100.00	8.415	604	79.50

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	1,552	277,238,670	72.66	8.392	599	77.88
Purchase	497	49,458,702	12.96	8.716	623	84.17
Refinance - Rate Term	310	54,883,073	14.38	8.263	616	83.47
Total:	2,359	381,580,444	100.00	8.415	604	79.50

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,841	291,569,345	76.41	8.432	601	79.46
PUD	277	44,305,752	11.61	8.435	607	81.02
Condo	131	19,842,059	5.20	8.454	622	80.40
2-4 Family	109	25,718,839	6.74	8.155	626	76.55
Modular	1	144,449	0.04	9.675	573	85.00
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Next Rate Adjustment Date*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
March 2008	1	391,047	0.14	7.875	630	80.00
April 2008	2	441,016	0.16	8.264	599	85.63
May 2008	7	1,189,392	0.44	7.544	622	74.79
June 2008	33	6,214,464	2.29	8.629	586	79.97
July 2008	191	35,223,836	12.97	8.565	587	78.50
August 2008	305	57,082,598	21.01	8.478	596	78.67
September 2008	326	68,376,052	25.17	8.238	594	79.06
October 2008	469	85,212,162	31.37	8.439	600	80.30
June 2009	1	114,400	0.04	6.975	703	80.00
July 2009	27	4,240,199	1.56	8.582	612	83.26
August 2009	39	5,539,497	2.04	8.120	609	82.33
September 2009	61	7,263,956	2.67	8.667	591	78.27
October 2009	4	350,128	0.13	8.482	608	82.06
Total:	1,466	271,638,745	100.00	8.414	596	79.42
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	1	195,838	0.07	9.150	515	83.40
4.500 - 4.999	1	139,865	0.05	9.600	555	80.00
5.500 - 5.999	262	50,642,409	18.64	8.032	611	80.54
6.000 - 6.499	985	179,728,687	66.16	8.352	598	80.17
6.500 - 6.999	156	30,208,819	11.12	9.061	572	76.16
7.000 - 7.499	59	10,430,698	3.84	9.371	557	70.69
7.500 - 7.999	2	292,430	0.11	10.383	550	75.00
Total:	1,466	271,638,745	100.00	8.414	596	79.42
*ARM Loans Only

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
12.500 - 12.999	7	1,420,035	0.52	5.984	669	72.93
13.000 - 13.499	26	8,115,768	2.99	6.321	633	76.77
13.500 - 13.999	89	22,006,230	8.10	6.791	634	75.79
14.000 - 14.499	128	27,768,986	10.22	7.261	623	77.93
14.500 - 14.999	227	45,730,992	16.84	7.777	614	79.48
15.000 - 15.499	201	37,029,978	13.63	8.261	596	79.25
15.500 - 15.999	278	52,359,979	19.28	8.770	586	79.01
16.000 - 16.499	192	31,821,664	11.71	9.246	571	81.80
16.500 - 16.999	166	24,522,017	9.03	9.745	571	82.91
17.000 - 17.499	76	10,440,515	3.84	10.219	559	81.53
17.500 - 17.999	50	6,794,849	2.50	10.714	545	80.87
18.000 - 18.499	18	2,538,811	0.93	11.157	547	78.85
18.500 - 18.999	6	807,714	0.30	11.709	545	67.41
19.000 - 19.499	2	281,206	0.10	12.187	517	66.31
Total:	1,466	271,638,745	100.00	8.414	596	79.42
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	6	1,285,394	0.47	5.916	677	71.74
6.000 - 6.499	26	8,115,768	2.99	6.321	633	76.77
6.500 - 6.999	89	21,891,349	8.06	6.780	634	75.95
7.000 - 7.499	126	27,259,569	10.04	7.245	624	77.75
7.500 - 7.999	226	45,816,699	16.87	7.772	614	79.45
8.000 - 8.499	201	37,121,669	13.67	8.247	596	79.39
8.500 - 8.999	279	52,366,110	19.28	8.768	586	78.99
9.000 - 9.499	193	32,102,511	11.82	9.244	571	81.80
9.500 - 9.999	167	24,679,703	9.09	9.743	571	82.85
10.000 - 10.499	77	10,577,394	3.89	10.217	559	81.34
10.500 - 10.999	50	6,794,849	2.50	10.714	545	80.87
11.000 - 11.499	18	2,538,811	0.93	11.157	547	78.85
11.500 - 11.999	6	807,714	0.30	11.709	545	67.41
12.000 - 12.499	2	281,206	0.10	12.187	517	66.31
Total:	1,466	271,638,745	100.00	8.414	596	79.42
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	8	1,474,939	0.54	8.460	591	77.75
1.500	74	13,293,359	4.89	8.455	591	79.52
2.000	1,383	256,639,627	94.48	8.410	596	79.44
3.000	1	230,820	0.08	9.350	551	70.00
Total:	1,466	271,638,745	100.00	8.414	596	79.42
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP IB COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	7	1,375,051	0.51	8.430	594	79.25
1.500	1,459	270,263,693	99.49	8.414	596	79.43
Total:	1,466	271,638,745	100.00	8.414	596	79.42
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	10	1,769,687	0.65	8.592	585	76.82
7.000 - 7.499	1,456	269,869,057	99.35	8.412	596	79.44
Total:	1,466	271,638,745	100.00	8.414	596	79.42
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	751	108,027,322	28.31	8.796	601	80.10
12	80	16,909,996	4.43	8.315	617	77.66
24	1,041	183,917,019	48.20	8.362	598	80.09
36	487	72,726,108	19.06	8.008	624	77.54
Total:	2,359	381,580,444	100.00	8.415	604	79.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*

Number of Mortgage Loans:	2,618	Index Type:
Aggregate Principal Balance:	$614,668,789	6 Month LIBOR:	78.53%
Conforming Principal Balance Loans:	$311,235,158	Fixed Rate:	21.47%
Average Principal Balance:	$234,786	W.A. Initial Periodic Cap:	1.953%
Range:	$14,405 - $1,500,000	W.A. Subsequent Periodic Cap:	1.499%
W.A. Coupon:	8.364%	W.A. Lifetime Rate Cap:	6.997%
Range:	5.625% - 14.000%	Property Type:
W.A. Gross Margin:	6.153%	Single Family:	69.11%
Range:	5.700% - 8.500%	PUD:	17.37%
W.A. Remaining Term (months):	357	2-4 Family:	6.60%
Range (months):	118 - 360	Condo:	6.92%
W.A. Seasoning (months):	3
Latest Maturity Date:	November 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	94.65%
California:	46.57%	Investment:	2.79%
Florida:	8.06%	Second Home:	2.56%
New York:	7.12%	Documentation Status:
Texas:	4.20%	Full:	46.61%
New Jersey:	3.91%	Stated:	50.25%
W.A. Original Combined LTV:	84.35%	Limited:	2.86%
Range:	24.75% - 100.00%	No:	0.28%
First Liens:	89.13%	Non-Zero W.A. Prepayment Penalty - Term (months):	24
Second Liens:	10.87%	Loans with Prepay Penalties:	74.50%
Non-Balloon Loans:	59.00%	Interest Only Loans:	25.23%
Non-Zero W.A. FICO Score:	646	Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Century	2,618	614,668,789	100.00	8.364	646	84.35
Total:	2,618	614,668,789	100.00	8.364	646	84.35

Collateral Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	77,286	0.01	11.200	676	100.00
Fixed - 15 Year	9	743,423	0.12	9.772	626	72.48
Fixed - 20 Year	9	1,018,977	0.17	8.266	660	81.32
Fixed - 30 Year	1,074	104,312,680	16.97	9.926	660	92.23
Balloon - 30/40	75	25,810,401	4.20	7.933	668	81.84
ARM - 2 Year/6 Month	385	93,375,645	15.19	8.373	638	83.41
ARM - 2 Year/6 Month IO	360	144,596,410	23.52	7.726	653	82.72
ARM - 2 Year/6 Month 30/40 Balloon	599	220,688,759	35.90	8.125	635	82.87
ARM - 3 Year/6 Month	59	8,044,761	1.31	8.604	636	82.44
ARM - 3 Year/6 Month IO	27	10,466,666	1.70	7.811	657	77.12
ARM - 3 Year/6 Month 30/40 Balloon	20	5,533,780	0.90	7.402	646	82.97
Total:	2,618	614,668,789	100.00	8.364	646	84.35

IO Terms

IO Terms (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	2,231	459,605,712	74.77	8.577	643	85.02
60	387	155,063,077	25.23	7.732	653	82.34
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	300	11,302,332	1.84	10.938	647	99.15
50,000.01 - 100,000.00	621	44,742,391	7.28	10.647	643	94.56
100,000.01 - 150,000.00	349	43,135,577	7.02	9.661	648	89.03
150,000.01 - 200,000.00	200	34,379,290	5.59	8.899	636	84.30
200,000.01 - 250,000.00	189	42,259,428	6.88	8.139	638	81.59
250,000.01 - 300,000.00	137	37,876,174	6.16	8.183	640	81.98
300,000.01 - 350,000.00	122	39,626,144	6.45	8.067	651	82.63
350,000.01 - 400,000.00	108	40,287,945	6.55	7.781	658	81.81
400,000.01 - 450,000.00	148	63,706,144	10.36	7.897	633	82.72
450,000.01 - 500,000.00	148	70,393,320	11.45	7.745	637	81.72
500,000.01 - 550,000.00	72	37,709,857	6.13	7.939	652	84.09
550,000.01 - 600,000.00	70	40,106,739	6.52	7.773	640	84.19
600,000.01 - 650,000.00	59	37,152,565	6.04	7.800	663	83.01
650,000.01 - 700,000.00	35	23,586,865	3.84	8.036	670	85.70
700,000.01 - 750,000.00	34	24,822,766	4.04	8.224	668	83.32
750,000.01 - 800,000.00	11	8,603,834	1.40	8.128	664	83.46
800,000.01 - 850,000.00	4	3,275,791	0.53	7.599	606	76.23
850,000.01 - 900,000.00	3	2,619,503	0.43	7.530	620	78.61
900,000.01 - 950,000.00	1	924,826	0.15	7.800	644	94.52
950,000.01 - 1,000,000.00	2	1,995,175	0.32	8.300	620	83.98
Greater than or equal to 1,000,000.01	5	6,162,123	1.00	8.105	651	74.59
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	300	11,302,332	1.84	10.938	647	99.15
50,000.01 - 100,000.00	622	44,828,298	7.29	10.651	643	94.57
100,000.01 - 150,000.00	348	43,049,670	7.00	9.654	648	89.01
150,000.01 - 200,000.00	200	34,379,290	5.59	8.899	636	84.30
200,000.01 - 250,000.00	189	42,259,428	6.88	8.139	638	81.59
250,000.01 - 300,000.00	137	37,876,174	6.16	8.183	640	81.98
300,000.01 - 350,000.00	122	39,626,144	6.45	8.067	651	82.63
350,000.01 - 400,000.00	108	40,287,945	6.55	7.781	658	81.81
400,000.01 - 450,000.00	149	64,154,356	10.44	7.897	632	82.74
450,000.01 - 500,000.00	147	69,945,108	11.38	7.744	638	81.70
500,000.01 - 550,000.00	72	37,709,857	6.13	7.939	652	84.09
550,000.01 - 600,000.00	70	40,106,739	6.52	7.773	640	84.19
600,000.01 - 650,000.00	59	37,152,565	6.04	7.800	663	83.01
650,000.01 - 700,000.00	35	23,586,865	3.84	8.036	670	85.70
700,000.01 - 750,000.00	34	24,822,766	4.04	8.224	668	83.32
750,000.01 - 800,000.00	11	8,603,834	1.40	8.128	664	83.46
800,000.01 - 850,000.00	4	3,275,791	0.53	7.599	606	76.23
850,000.01 - 900,000.00	3	2,619,503	0.43	7.530	620	78.61
900,000.01 - 950,000.00	1	924,826	0.15	7.800	644	94.52
950,000.01 - 1,000,000.00	2	1,995,175	0.32	8.300	620	83.98
Greater than or equal to 1,000,000.01	5	6,162,123	1.00	8.105	651	74.59
Total:	2,618	614,668,789	100.00	8.364	646	84.35

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	77,286	0.01	11.200	676	100.00
121 - 180	9	743,423	0.12	9.772	626	72.48
181 - 240	9	1,018,977	0.17	8.266	660	81.32
301 - 360	2,599	612,829,103	99.70	8.362	646	84.36
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	13	6,161,142	1.00	5.883	669	80.70
6.000 - 6.499	37	16,460,854	2.68	6.320	665	82.56
6.500 - 6.999	158	64,500,985	10.49	6.785	660	79.45
7.000 - 7.499	226	83,624,561	13.60	7.268	661	81.76
7.500 - 7.999	360	128,219,601	20.86	7.758	646	80.90
8.000 - 8.499	248	76,263,531	12.41	8.261	645	82.07
8.500 - 8.999	303	86,329,777	14.04	8.746	632	84.48
9.000 - 9.499	175	45,768,734	7.45	9.225	632	86.31
9.500 - 9.999	281	37,342,922	6.08	9.752	621	89.33
10.000 - 10.499	110	13,338,721	2.17	10.218	632	93.45
10.500 - 10.999	165	16,249,724	2.64	10.707	663	96.48
11.000 - 11.499	138	10,716,637	1.74	11.205	663	97.59
11.500 - 11.999	189	14,441,156	2.35	11.725	644	99.04
12.000 - 12.499	133	9,543,192	1.55	12.190	645	100.00
12.500 - 12.999	65	4,654,804	0.76	12.697	632	100.00
13.000 - 13.499	15	939,906	0.15	13.083	623	100.00
13.500 - 13.999	1	78,954	0.01	13.800	597	100.00
14.000 - 14.499	1	33,588	0.01	14.000	606	100.00
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	16	2,533,371	0.41	7.516	620	43.03
50.01 - 55.00	10	2,687,757	0.44	8.247	553	53.61
55.01 - 60.00	15	6,121,610	1.00	7.430	635	58.43
60.01 - 65.00	14	4,414,806	0.72	7.360	583	64.18
65.01 - 70.00	38	13,238,175	2.15	7.703	613	69.07
70.01 - 75.00	41	14,760,853	2.40	7.711	618	73.82
75.01 - 80.00	992	307,742,601	50.07	7.837	657	79.90
80.01 - 85.00	147	45,739,875	7.44	8.232	608	84.56
85.01 - 90.00	273	95,299,248	15.50	8.447	630	89.81
90.01 - 95.00	147	53,952,758	8.78	8.415	646	94.77
95.01 - 100.00	925	68,177,736	11.09	11.125	665	100.00
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	53	11,725,998	1.91	9.257	513	75.89
525 - 549	52	12,323,356	2.00	8.761	538	80.21
550 - 574	128	32,726,226	5.32	8.644	561	81.73
575 - 599	215	49,451,214	8.05	8.604	588	84.26
600 - 624	457	105,519,767	17.17	8.357	612	84.45
625 - 649	541	123,643,336	20.12	8.407	637	85.83
650 - 674	511	111,148,012	18.08	8.398	661	84.41
675 - 699	276	70,852,468	11.53	8.124	686	84.84
700 - 724	191	47,936,472	7.80	7.939	710	83.86
725 - 749	77	17,908,505	2.91	8.266	735	85.29
750 - 774	82	19,164,590	3.12	8.238	761	84.06
775 - 799	31	11,290,852	1.84	8.044	784	85.90
800 - 824	4	977,993	0.16	8.446	801	81.39
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	890	286,262,232	46.57	8.150	648	84.20
Florida	269	49,527,790	8.06	8.663	641	83.23
New York	148	43,782,086	7.12	8.049	677	84.95
Texas	247	25,842,261	4.20	8.774	634	86.19
New Jersey	89	24,035,895	3.91	8.645	656	85.07
Arizona	86	18,612,351	3.03	8.554	653	82.48
Maryland	50	15,086,581	2.45	8.227	624	84.06
Nevada	67	14,056,535	2.29	8.555	653	82.88
Illinois	74	13,608,984	2.21	8.658	645	84.31
Washington	50	12,993,815	2.11	8.441	629	85.14
Massachusetts	41	11,715,946	1.91	8.389	639	85.39
Georgia	55	11,325,550	1.84	8.220	652	84.27
Hawaii	24	9,133,748	1.49	7.934	654	84.33
Pennsylvania	71	8,959,509	1.46	8.919	631	84.27
Virginia	28	8,899,837	1.45	8.345	633	85.57
Oregon	23	5,348,546	0.87	8.946	618	86.97
Michigan	37	4,591,769	0.75	9.153	614	85.30
Arkansas	34	4,446,381	0.72	8.629	620	82.53
Utah	22	3,720,126	0.61	8.648	670	83.42
Minnesota	21	3,566,663	0.58	9.080	629	89.32
Ohio	36	3,472,218	0.56	9.150	603	85.12
Colorado	20	3,073,533	0.50	9.023	608	85.44
Tennessee	27	2,963,763	0.48	8.987	603	83.66
Wisconsin	12	2,926,372	0.48	8.484	611	84.82
South Carolina	17	2,881,541	0.47	8.560	687	82.64
Connecticut	15	2,785,376	0.45	9.135	651	89.47
New Mexico	17	2,762,738	0.45	8.431	614	84.54
Missouri	16	2,391,597	0.39	8.991	621	83.06
Rhode Island	15	2,281,871	0.37	9.037	663	85.32
North Carolina	15	2,024,194	0.33	8.487	613	74.81
Maine	10	1,349,406	0.22	9.052	631	83.96
Idaho	10	1,326,505	0.22	8.258	650	82.36
Indiana	15	1,228,127	0.20	9.614	600	88.16
Mississippi	10	1,215,380	0.20	9.735	602	89.25
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Hampshire	3	831,464	0.14	8.430	562	84.82
Alabama	8	800,252	0.13	9.273	603	83.77
District of Columbia	2	713,219	0.12	8.869	659	79.53
Oklahoma	6	656,578	0.11	9.175	611	87.83
Nebraska	9	651,651	0.11	9.058	612	85.40
Louisiana	6	629,682	0.10	8.879	604	85.37
Kentucky	3	592,313	0.10	9.241	639	90.87
Kansas	6	490,668	0.08	10.624	612	93.49
Iowa	6	455,198	0.07	9.252	614	78.25
Alaska	5	413,549	0.07	9.946	636	90.33
Delaware	2	196,224	0.03	8.282	637	74.88
Montana	1	38,766	0.01	11.900	631	100.00
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,448	581,808,410	94.65	8.324	644	84.23
Investment	57	17,139,280	2.79	9.023	666	85.02
Second Home	113	15,721,099	2.56	9.113	694	87.75
Total:	2,618	614,668,789	100.00	8.364	646	84.35

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	1,229	308,867,320	50.25	8.687	663	84.33
Full Documentation	1,312	286,488,178	46.61	8.038	627	84.37
Limited Documentation	66	17,608,682	2.86	7.975	651	84.98
No Documentation	11	1,704,610	0.28	8.625	730	76.35
Total:	2,618	614,668,789	100.00	8.364	646	84.35

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	374	159,890,412	26.01	7.932	623	82.50
Purchase	2,187	427,645,080	69.57	8.562	655	85.22
Refinance - Rate Term	57	27,133,297	4.41	7.773	632	81.53
Total:	2,618	614,668,789	100.00	8.364	646	84.35

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,768	424,798,936	69.11	8.313	643	84.13
PUD	487	106,747,098	17.37	8.441	640	84.56
Condo	207	42,528,693	6.92	8.615	658	84.84
2-4 Family	156	40,594,062	6.60	8.419	678	85.50
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Next Rate Adjustment Date*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
March 2008	1	672,000	0.14	7.925	631	80.00
April 2008	1	650,512	0.13	8.400	776	90.00
May 2008	21	9,970,897	2.07	8.068	637	84.87
June 2008	50	21,951,074	4.55	8.173	643	84.39
July 2008	214	88,025,968	18.24	8.071	643	82.45
August 2008	311	104,201,288	21.59	7.933	640	82.71
September 2008	288	98,510,668	20.41	7.994	638	82.86
October 2008	457	134,446,409	27.85	8.147	643	83.08
November 2008	1	232,000	0.05	6.800	632	80.00
June 2009	4	1,201,753	0.25	7.631	650	80.00
July 2009	15	4,194,221	0.87	7.274	632	83.42
August 2009	25	8,161,803	1.69	8.067	654	78.92
September 2009	50	7,988,328	1.65	8.398	645	79.89
October 2009	12	2,499,103	0.52	7.733	658	80.53
Total:	1,450	482,706,022	100.00	8.046	642	82.80
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	298	107,710,286	22.31	7.800	653	82.97
6.000 - 6.499	1,073	346,588,693	71.80	8.059	641	83.00
6.500 - 6.999	62	24,053,871	4.98	8.830	603	81.52
7.000 - 7.499	15	4,091,519	0.85	8.645	568	69.36
7.500 - 7.999	1	65,970	0.01	11.075	712	75.00
8.500 - 8.999	1	195,684	0.04	10.500	625	80.00
Total:	1,450	482,706,022	100.00	8.046	642	82.80
*ARM Loans Only

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
12.500 - 12.999	13	6,161,142	1.28	5.883	669	80.70
13.000 - 13.499	37	16,299,561	3.38	6.329	666	82.59
13.500 - 13.999	112	45,045,464	9.33	6.796	656	80.46
14.000 - 14.499	202	76,789,928	15.91	7.269	660	81.81
14.500 - 14.999	321	115,180,827	23.86	7.766	644	81.04
15.000 - 15.499	211	70,009,021	14.50	8.264	645	82.41
15.500 - 15.999	248	74,715,442	15.48	8.749	629	84.71
16.000 - 16.499	127	39,547,713	8.19	9.221	626	86.11
16.500 - 16.999	109	26,169,248	5.42	9.737	604	86.49
17.000 - 17.499	40	7,369,709	1.53	10.200	600	88.62
17.500 - 17.999	19	3,861,807	0.80	10.624	583	87.80
18.000 - 18.499	4	734,245	0.15	11.141	544	75.22
18.500 - 18.999	7	821,914	0.17	11.728	568	83.90
Total:	1,450	482,706,022	100.00	8.046	642	82.80
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	13	6,161,142	1.28	5.883	669	80.70
6.000 - 6.499	36	16,140,133	3.34	6.319	666	82.61
6.500 - 6.999	112	45,045,464	9.33	6.796	656	80.46
7.000 - 7.499	201	76,519,665	15.85	7.264	661	81.78
7.500 - 7.999	320	114,924,973	23.81	7.764	644	81.04
8.000 - 8.499	213	70,438,712	14.59	8.264	645	82.43
8.500 - 8.999	247	74,704,056	15.48	8.745	629	84.66
9.000 - 9.499	127	39,547,713	8.19	9.221	626	86.11
9.500 - 9.999	110	26,240,804	5.44	9.733	605	86.60
10.000 - 10.499	39	7,266,332	1.51	10.187	602	89.15
10.500 - 10.999	20	4,057,492	0.84	10.618	585	87.42
11.000 - 11.499	5	837,623	0.17	11.136	541	72.23
11.500 - 11.999	7	821,914	0.17	11.728	568	83.90
Total:	1,450	482,706,022	100.00	8.046	642	82.80
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	7	1,215,590	0.25	8.824	626	82.19
1.500	103	42,938,952	8.90	8.093	642	84.27
2.000	1,339	438,355,795	90.81	8.039	642	82.66
3.000	1	195,684	0.04	10.500	625	80.00
Total:	1,450	482,706,022	100.00	8.046	642	82.80
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	7	1,215,590	0.25	8.824	626	82.19
1.500	1,443	481,490,432	99.75	8.044	642	82.80
Total:	1,450	482,706,022	100.00	8.046	642	82.80
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	8	1,411,275	0.29	9.057	625	81.89
7.000 - 7.499	1,442	481,294,747	99.71	8.043	642	82.80
Total:	1,450	482,706,022	100.00	8.046	642	82.80
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	782	156,719,852	25.50	9.012	654	86.11
12	154	54,372,736	8.85	8.203	663	82.42
24	1,313	340,003,975	55.31	8.102	638	84.05
36	368	63,509,593	10.33	8.301	652	83.22
60	1	62,634	0.01	9.850	587	71.31
Total:	2,618	614,668,789	100.00	8.364	646	84.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust Series 2006-NC3

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Antonio Rhee	212-250-8569

ABS Banking
Sue Valenti	212-250-3455
Ernie Calabrese	212-250-5859

ABS Structuring
Bill Yeung	212-250-6893
Florian Halili	212-250-0877

ABS Collateral
Reta Chandra	212-250-2729

Rating Agencies
Moody’s
Gulmira Karaguishiyeva	201-395-6354
S&P
Truc Bui	212-438-2673

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.